EXHIBIT 99.2

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.,

PURCHASER,

and

CIBX COMMERCIAL MORTGAGE, LLC

SELLER

and

CIBC INC.

MORTGAGE LOAN PURCHASE AGREEMENT

Dated as of June 29, 2012

$682,154,952

Fixed Rate Mortgage Loans

Series 2012-CIBX

This Mortgage Loan Purchase Agreement (this “Agreement”), dated as of June 29, 2012, is between J.P. Morgan Chase Commercial Mortgage Securities Corp., as purchaser (the “Purchaser”), and CIBX Commercial Mortgage, LLC, as seller (the “Seller”) and CIBC Inc. (“CIBC” and, together with the Seller, the “CIBC Parties”).

Capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed to them in the pooling and servicing agreement, dated as of June 1, 2012 (the “Pooling and Servicing Agreement”), among the Purchaser, as depositor (the “Depositor”), Wells Fargo Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), Midland Loan Services, a Division of PNC Bank, National Association, as special servicer (the “Special Servicer”), U.S. Bank National Association, as trustee (the “Trustee”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”) and TriMont Real Estate Advisors, Inc., as senior trust advisor (the “Senior Trust Advisor”), pursuant to which the Purchaser will sell the Mortgage Loans (as defined herein) to a trust fund and certificates representing ownership interests in the Mortgage Loans will be issued by the trust fund.  For purposes of this Agreement, the term “Mortgage Loans” refers to the mortgage loans listed on Exhibit A and the term “Mortgaged Properties” refers to the properties securing such Mortgage Loans.

The Purchaser and the CIBC Parties wish to prescribe the manner of sale of the Mortgage Loans from the Seller to the Purchaser and in consideration of the premises and the mutual agreements hereinafter set forth, agree as follows:

SECTION 1.    Sale and Conveyance of Mortgages; Possession of Mortgage File.  Effective as of the Closing Date and upon receipt of the purchase price set forth in the immediately succeeding paragraph, the Seller does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, all of its right, title, and interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Agreement to Appointment of Master Servicer, dated as of June 1, 2012, among the Depositor, the Master Servicer, the Seller and CIBC) in and to the Mortgage Loans described in Exhibit A, including all interest and principal received on or with respect to such Mortgage Loans after the Cut-off Date (other than payments of principal and interest first due on the Mortgage Loans on or before the Cut-off Date).  Upon the sale of the Mortgage Loans, the ownership of each related Mortgage Note, the Mortgage and the other contents of the related Mortgage File will be vested in the Purchaser and immediately thereafter the Trustee and the ownership of records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller (other than the records and documents described in the proviso to Section 3(b) hereof) shall immediately vest in the Purchaser and immediately thereafter the Trustee.  The Depositor will sell the Class A-1, Class A-2, Class A-3, Class A-4, Class X-A, Class A-S, Class B and Class C Certificates (the “Public Certificates”) to the underwriters specified in the underwriting agreement, dated June 22, 2012 (the “Underwriting Agreement”), between the Depositor, J.P. Morgan Securities LLC (“JPMS”), CIBC World Markets Corp. (“CIBCWMC”), Credit Suisse Securities (USA) LLC (“CSSU”) and Goldman, Sachs & Co. (“Goldman”, and collectively with JPMS, CIBCWMC and CSSU, in such capacity, the “Underwriters”), and the Depositor will sell the Class A-4FL, Class A-4FX, Class X-B, Class D, Class E, Class F, Class G, Class NR and Class R Certificates (the “Private Certificates” and together with the Public Certificates, the

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“Certificates”) to JPMS as the initial purchaser (the “Initial Purchaser”) specified in the certificate purchase agreement, dated June 22, 2012 (the “Certificate Purchase Agreement”), between the Depositor and JPMS.

The sale and conveyance of the Mortgage Loans is being conducted on an arms-length basis and upon commercially reasonable terms.  The purchase price of the Mortgage Loans (inclusive of accrued interest) shall be equal to the amount set forth on the cross receipt between the Seller and the Purchaser dated the date hereof and shall be paid by the Purchaser to the Seller in immediately available funds on the Closing Date.  The purchase and sale of the Mortgage Loans shall take place on the Closing Date.

SECTION 2.    Books and Records; Certain Funds Received After the Cut-off Date.  From and after the sale of the Mortgage Loans to the Purchaser, title to each Mortgage and the related Mortgage Note shall be transferred to the Trustee in accordance with this Agreement.  Any funds due after the Cut-off Date in connection with a Mortgage Loan received by the Seller or any of its Affiliates shall be held in trust for the benefit of the Trustee as the owner of such Mortgage Loan and shall be transferred promptly to the Trustee.  All scheduled payments of principal and interest due on or before the Cut-off Date but collected after the Cut-off Date, and recoveries of principal and interest collected on or before the Cut-off Date (only in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date and principal prepayments thereon), shall belong to, and shall be promptly remitted to, the Seller.

The transfer of each Mortgage Loan shall be reflected on the Seller’s balance sheets and other financial statements as a sale of such Mortgage Loan by the Seller to the Purchaser.  The Seller intends to treat the transfer of each Mortgage Loan to the Purchaser as a sale for tax purposes.

The transfer of each Mortgage Loan shall be reflected on the Purchaser’s balance sheets and other financial statements as a purchase of such Mortgage Loan by the Purchaser from the Seller.  The Purchaser intends to treat the transfer of each Mortgage Loan from the Seller as a purchase for tax purposes.

SECTION 3.    Delivery of Mortgage Loan Documents; Additional Costs and Expenses.  (a)  The Purchaser hereby directs the Seller, and the Seller hereby agrees, upon the transfer of the Mortgage Loans contemplated herein, to deliver on the Closing Date to the Trustee or a Custodian appointed thereby, all documents, instruments and agreements required to be delivered by the Purchaser to the Trustee with respect to the Mortgage Loans under Sections 2.01(b) and (c) of the Pooling and Servicing Agreement and in the form required thereby.

(b)           The Seller agrees to deliver or cause to be delivered on, or prior to the Closing Date to the Master Servicer, the Servicing File, which shall include, but not be limited to, all other documents, instruments and agreements required to be delivered to the Master Servicer by such Sections 2.01(b) and (c) of the Pooling and Servicing Agreement and in the form required thereby, for each Mortgage Loan transferred pursuant to this Agreement; provided that the Seller shall not be required to deliver any draft documents, privileged or internal communications or credit underwriting or due diligence analyses or data.

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(c)           With respect to the transfer described in Section 1 hereof, if the Mortgage Loan documents do not require the related Mortgagor to pay any costs and expenses relating to any modifications to a related letter of credit which modifications are required to effectuate such transfer (the “Transfer Modification Costs”), then the Seller shall pay, and CIBC shall cause to the Seller to pay, the Transfer Modification Costs required to transfer the letter of credit to the Purchaser; provided that if the Mortgage Loan documents require the related Mortgagor to pay any Transfer Modification Costs, such Transfer Modification Costs shall be an expense of the Mortgagor unless such Mortgagor fails to pay such Transfer Modification Costs after the Master Servicer, consistent with its obligations under the Pooling and Servicing Agreement, has exercised reasonable efforts to collect such Transfer Modification Costs from such Mortgagor, in which case the Master Servicer shall give the Seller notice of such failure and the Seller shall pay, and CIBC shall cause the Seller to pay, such Transfer Modification Costs.

SECTION 4.    Treatment as a Security Agreement.  The Seller, concurrently with the execution and delivery hereof, has conveyed to the Purchaser, all of its right, title and interest in and to the Mortgage Loans.  The parties intend that the conveyance of the Seller’s right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a purchase and sale and not a loan.  If such conveyance is deemed to be a pledge and not a sale, then the parties also intend and agree that the Seller shall be deemed to have granted, and in such event does hereby grant, to the Purchaser, a first priority security interest in all of its right, title and interest in, to and under the Mortgage Loans, all payments of principal or interest on the Mortgage Loans due after the Cut-off Date, all other payments made in respect of the Mortgage Loans after the Cut-off Date (except to the extent such payments were due on or before the Cut-off Date) and all proceeds thereof and that this Agreement shall constitute a security agreement under applicable law.  If such conveyance is deemed to be a pledge and not a sale, the Seller consents to the Purchaser hypothecating and transferring such security interest in favor of the Trustee and transferring the obligation secured thereby to the Trustee.

SECTION 5.    Covenants of the Seller and CIBC.  The Seller and CIBC covenant with the Purchaser as follows:

(a)           Seller shall record and CIBC shall cause Seller to record or, in each case, cause a third party to record in the appropriate public recording office for real property (or UCC filings, as applicable) the intermediate assignments of the Mortgage Loans, the assignments of Assignments of Leases, UCC assignments and the Assignments of Mortgage from the Seller to the Trustee in connection with the Pooling and Servicing Agreement; provided that if the related Mortgage has been recorded in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”) or its designee, no assignment of Mortgage Loans, Assignment of Mortgage or other recorded document in favor of the Trustee will be required to be prepared or delivered and instead, the Seller shall take all actions, and CIBC will cause Seller to take such actions, as are necessary to cause the Trustee to be shown as, and shall deliver evidence of any such transfers to the Master Servicer and the Special Servicer, and the Trustee shall take all actions necessary to confirm that it is shown as, the owner of the related Mortgage on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.  All recording fees relating to the initial recordation of such assignments and Assignments of Mortgage shall be paid by the CIBC Parties;

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(b)           Seller shall take and CIBC shall cause the Seller to take any action reasonably required by the Purchaser, the Trustee or the Master Servicer, in order to assist and facilitate in the transfer of the servicing of the Mortgage Loans to the Master Servicer, including effectuating the transfer of any letters of credit with respect to any Mortgage Loan to the Master Servicer on behalf of the Trustee for the benefit of Certificateholders.  Prior to the date that a letter of credit with respect to any Mortgage Loan is transferred to the Master Servicer, the Seller will cooperate and CIBC shall cause the Seller to cooperate with the reasonable requests of the Master Servicer or Special Servicer, as applicable, in connection with effectuating a draw under such letter of credit as required under the terms of the related Mortgage Loan documents;

(c)            if, on or prior to the later of (i) the ninetieth (90th) day following the Closing Date and (ii) the date upon which all Certificates have been sold to parties unaffiliated with the Depositor, as in the opinion of counsel for the Underwriters and each Initial Purchaser, an amendment or supplement to the Prospectus or Private Placement Memorandum relating to the Certificates is necessary or appropriate to be delivered in connection with sales thereof by the Underwriters, the Initial Purchaser or a dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus or Private Placement Memorandum, including Annexes A-1, A-2, and A-3 of the Prospectus Supplement and the DVD included therewith, with respect to any information describing the Mortgage Loans or the CIBC Parties, in order to make the statements therein, in the light of the circumstances when the Prospectus or Private Placement Memorandum is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus or Private Placement Memorandum, including Annexes A-1, A-2, and A-3 of the Prospectus Supplement and the DVD included therewith, with respect to any information describing the Mortgage Loans or the CIBC Parties, to comply with applicable law, the CIBC Parties shall do all things reasonably necessary and reasonably requested by the Depositor to assist the Depositor to prepare and furnish, at the expense of the CIBC Parties (to the extent that such amendment or supplement describes the CIBC Parties, the Mortgage Loans listed on Exhibit A and/or any information describing the same, as provided by the CIBC Parties), to the Underwriters and Initial Purchaser such amendments or supplements to the Prospectus or Private Placement Memorandum as may be necessary, so that the statements in the Prospectus or Private Placement Memorandum as so amended or supplemented, including Annexes A-1, A-2, and A-3 of the Prospectus Supplement and the DVD included therewith, with respect to any information describing the Mortgage Loans or the CIBC Parties, will not, in the light of the circumstances when the Prospectus or Private Placement Memorandum is delivered to a purchaser, be misleading or so that the Prospectus or Private Placement Memorandum, including Annexes A-1, A-2, and A-3 of the Prospectus Supplement and the DVD included therewith, with respect to any information describing the Mortgage Loans or the CIBC Parties, will comply with applicable law.  All terms used in this clause (c) and not otherwise defined herein shall have the meaning set forth in the Indemnification Agreement, dated as of June 22, 2012 between the Purchaser, the Underwriters, the Initial Purchaser, the Seller and CIBC (the “Indemnification Agreement”).  Notwithstanding the foregoing, the CIBC Parties shall have no affirmative obligation to monitor the performance of the Mortgage Loans after the Closing Date in connection with its obligations under this Section 5(c);

(d)           for so long as the Trust Fund is subject to the reporting requirements of the Exchange Act, the Seller shall provide, and CIBC shall cause the Seller to provide, the Purchaser and the Trustee with any Additional Form 10-D Disclosure and any Additional Form

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10-K Disclosure set forth next to the Purchaser’s name on Exhibit BB and Exhibit CC, respectively, of the Pooling and Servicing Agreement within the time periods set forth in the Pooling and Servicing Agreement;

(e)           the CIBC Parties shall, jointly and severally, indemnify and hold harmless the Depositor and its directors and officers, and each other person who controls the Depositor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all expenses, losses, claims, damages and other liabilities, including without limitation the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation arising out of or based upon (i) a failure of either CIBC Party to perform its obligations under Section 5(d) or (ii) negligence, bad faith or willful misconduct on the part of either CIBC Party in the performance of such obligations;

(f)            if the indemnification provided for in Section 5(e) is unavailable or insufficient to hold harmless the persons referred to in Section 5(e), each CIBC Party shall contribute to the amount paid or payable to such person as a result of the losses, claims, damages or liabilities referred to in Section 5(e) of such persons in such proportion as is appropriate to reflect the relative fault of such persons on the one hand and such CIBC Party on the other in connection with a breach of the Seller’s or CIBC’s obligations pursuant to Section 5(d) or such Seller’s or CIBC’s negligence, bad faith or willful misconduct in connection therewith; and

(g)           with respect to any Mortgage Loan that requires notice to the related franchisor to transfer or assign any related comfort letter to the trust, the CIBC Parties shall take action and provide any required notice to the franchisor within the required timeframes set forth in the related franchise agreement but in any event no later than 30 days after the Closing Date.

With respect to any action that CIBC is required to cause CIBX to take hereunder, CIBC will be deemed to have complied with such requirement if CIBC itself takes such action.

SECTION 6.    Representations and Warranties.  (a)  Each CIBC Party represents and warrants to the Purchaser, solely as to itself, in each case as of the Closing Date, that:

(i)        it is a limited liability company or a corporation, as applicable, duly organized, validly existing, and in good standing under the laws of the State of Delaware;

(ii)       it has the power and authority to own its property and to carry on its business as now conducted;

(iii)      it has the power to execute, deliver and perform this Agreement;

(iv)      it is legally authorized to transact business in the State of New York.  In the case of the Seller, such party is in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary for the origination (if applicable) and ownership of the Mortgage Loans and the execution of this Agreement so that a subsequent holder of the related Mortgage Loan (including, without limitation, the Purchaser) that is in compliance with the laws of such state would not be prohibited from enforcing such Mortgage Loan solely by reason of any non-compliance by the Seller;

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(v)       the execution, delivery and performance of this Agreement by such party has been duly authorized by all requisite action by such party’s board of directors and will not violate or breach any provision of its organizational documents;

(vi)      this Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable against it in accordance with its terms (except as enforcement thereof may be limited by bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general equitable principles regardless of whether enforcement is considered in a proceeding in equity or at law);

(vii)     there are no legal or governmental proceedings pending to which such party is a party or of which any property of such party is the subject which, if determined adversely to such party, would reasonably be expected to materially and adversely affect (A) in the case of the Seller, the transfer of the Mortgage Loans and the Mortgage Loan documents as contemplated herein, (B) the execution and delivery by such party or enforceability against such party of the Mortgage Loans (in the case of the Seller) or this Agreement, or (C) the performance of such party’s obligations hereunder;

(viii)    it has no actual knowledge that any statement, report, officer’s certificate or other document prepared and furnished by the Seller in connection with the transactions contemplated hereby (including, without limitation, any financial cash flow models and underwriting file abstracts furnished by the Seller) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading;

(ix)      such party is not, nor with the giving of notice or lapse of time or both would be, in violation of or in default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it or any of its properties is bound, except for violations and defaults which individually and in the aggregate would not have a material adverse effect on the transactions contemplated herein; the sale of the Mortgage Loans (in the case of the Seller) and the performance by such party of its obligations under this Agreement and the consummation by such party of the transactions on its part herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such party is a party or by which such party is bound or to which any of the property or assets of such party is subject, nor will any such action result in any violation of the provisions of any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such party, or any of its properties, except for conflicts, breaches, defaults and violations which individually and in the aggregate would not have a material adverse effect on the transactions contemplated herein; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the consummation by such party of

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the transactions on its part contemplated by this Agreement, other than any consent, approval, authorization, order, license, registration or qualification that has been obtained or made;

(x)        such party has either (A) not dealt with any Person (other than the Purchaser, the Underwriters or the Initial Purchaser or their respective affiliates or any servicer of a Mortgage Loan) that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans by the Seller or such party’s entering into this Agreement or (B) paid in full any such commission or compensation (except with respect to any servicer of a Mortgage Loan, any commission or compensation that may be due and payable to such servicer if such servicer is terminated and does not continue to act as a servicer);

(xi)       such party is solvent and the sale of the Mortgage Loans hereunder will not cause it to become insolvent; and the sale of the Mortgage Loans is not undertaken by the Seller with the intent to hinder, delay or defraud any of such party’s creditors; and

(xii)      the Seller is not requiring the Master Servicer to retain any Sub-Servicer for any of the Mortgage Loans in connection with the transactions contemplated by this Agreement.

(b)           The Purchaser represents and warrants to the Seller as of the Closing Date that:

(i)         it is a corporation duly organized, validly existing, and in good standing in the State of Delaware;

(ii)        it is duly qualified as a foreign corporation in good standing in all jurisdictions in which ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Purchaser, and the Purchaser is conducting its business so as to comply in all material respects with the applicable statutes, ordinances, rules and regulations of each jurisdiction in which it is conducting business;

(iii)      it has the power and authority to own its property and to carry on its business as now conducted;

(iv)       it has the power to execute, deliver and perform this Agreement, and neither the execution and delivery by the Purchaser of this Agreement, nor the consummation by the Purchaser of the transactions herein contemplated, nor the compliance by the Purchaser with the provisions hereof, will (A) conflict with or result in a breach of, or constitute a default under, any of the provisions of the certificate of incorporation or by-laws of the Purchaser or any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Purchaser or any of its properties, or any indenture, mortgage, contract or other instrument to which the Purchaser is a party or by which it is bound, or (B) result in the creation or

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imposition of any lien, charge or encumbrance upon any of the Purchaser’s property pursuant to the terms of any such indenture, mortgage, contract or other instrument;

(v)       this Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser enforceable against it in accordance with its terms (except as enforcement thereof may be limited by (a) bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and (b) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or law));

(vi)      the execution, delivery and performance of this Agreement by the Purchaser has been duly authorized by all requisite action by the Purchaser’s board of directors and will not violate or breach any provision of its organizational documents;

(vii)     there are no legal or governmental proceedings pending to which the Purchaser is a party or of which any property of the Purchaser is the subject which, if determined adversely to the Purchaser, might interfere with or adversely affect the consummation of the transactions contemplated herein and in the Pooling and Servicing Agreement or the execution and delivery by the Purchaser or enforceability against the Purchaser of this Agreement or the performance of the Purchaser’s obligations hereunder; to the best of the Purchaser’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(viii)    it is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Purchaser or its properties or might have consequences that would materially and adversely affect its performance hereunder;

(ix)       it has not dealt with any broker, investment banker, agent or other person, other than the Seller, the Underwriters, the Initial Purchaser and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or the consummation of any of the transactions contemplated hereby;

(x)       all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by the Purchaser have been obtained or made; and

(xi)      it has not intentionally violated any provisions of the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorism Financing Act of 2001.

(c)           The CIBC Parties further make the representations and warranties as to the Mortgage Loans set forth in Exhibit B as of the Closing Date (or as of such other date

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specifically provided in the particular representation or warranty), which representations and warranties are subject to the exceptions thereto set forth in Exhibit C.  Neither the delivery by the Seller of the Mortgage Files, Servicing Files, or any other documents required to be delivered under Section 2.01 of the Pooling and Servicing Agreement, nor the review thereof or any other due diligence by the Trustee, Master Servicer, Special Servicer, a Certificate Owner or any other Person shall relieve the CIBC Parties of any liability or obligation with respect to any representation or warranty or otherwise under this Agreement or constitute notice to any Person of a Breach or Defect.

(d)           The Seller shall, and CIBC shall cause the Seller to, promptly notify the Depositor if (i) the Seller receives a Repurchase Request with respect to a Mortgage Loan (other than a Repurchase Request received from a Repurchase Request Recipient pursuant to Section 2.02(g) of the Pooling and Servicing Agreement), (ii) the Seller repurchases or replaces a Mortgage Loan, (iii) the Seller receives notice of a withdrawal of a Repurchase Request with respect to a Mortgage Loan (other than a Repurchase Request received from a Repurchase Request Recipient pursuant to Section 2.02(g) of the Pooling and Servicing Agreement) or (iv) the Seller rejects or disputes a Repurchase Request with respect to a Mortgage Loan.  Each such notice shall be given no later than the tenth (10th) Business Day after (A) with respect to clauses (i) and (iii) of the preceding sentence, receipt of a Repurchase Request or receipt of a notice of a withdrawal of a Repurchase Request, as applicable, and (B) with respect to clauses (ii) and (iv) of the preceding sentence, discovery of the event giving rise to the requirement for such notice, and shall include (1) the identity of the related Mortgage Loan (unless no specific Mortgage Loan is identified in any Repurchase Request), (2) the date (x) a Repurchase Request or notice of a withdrawal of a Repurchase Request was received, (y) the Mortgage Loan was repurchased or replaced or (z) the Repurchase Request was rejected or disputed, as applicable, and (3) if known, the basis for (x) the Repurchase Request (as asserted in the Repurchase Request) or (y) any rejection or dispute of a Repurchase Request, as applicable.

The Seller shall, and CIBC shall cause the Seller to, provide to the Depositor a copy of the relevant portion of any Form ABS-15G that the Seller is required to file with the Securities and Exchange Commission with respect to the Mortgage Loans on or before the date that is five (5) Business Days before the date such Form ABS-15G is required to be filed with the Securities and Exchange Commission.

In addition, the Seller shall, and CIBC shall cause the Seller to, provide the Depositor, upon request, such other information with respect to a Mortgage Loan in its possession as would permit the Depositor to comply with its obligations under Rule 15Ga-1 under the Exchange Act to disclose fulfilled and unfulfilled repurchase requests.  Any such information requested shall be provided as promptly as practicable after such request is made.

The Seller and CIBC each represent and warrant that any information the Seller provides to the Depositor pursuant to this Section 6(d) shall be true, complete and correct as of the date the Seller provides such information to the Depositor.

Pursuant to this Agreement or Section 2.03(b) of the Pooling and Servicing Agreement, the CIBC Parties and the Purchaser shall be given prompt notice of any Breach or Defect that materially and adversely affects the value of a Mortgage Loan, the value of the

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related Mortgaged Property or the interests of the Trustee or any Certificateholder therein.  In addition, pursuant to Section 2.02(g) of the Pooling and Servicing Agreement, the CIBC Parties and the Purchaser shall be given each 15Ga-1 Notice required thereunder; however, the CIBC Parties agree that (i) a Repurchase Request Recipient under the Pooling and Servicing Agreement will not, in connection with providing the CIBC Parties with any 15Ga-1 Notice under the Pooling and Servicing Agreement, be required to deliver any attorney-client privileged communication or any information protected by the attorney work product doctrine, (ii) any 15Ga-1 Notice delivered to the CIBC Parties under the Pooling and Servicing Agreement is provided only to assist the Seller and its Affiliates in complying with Rule 15Ga-1, Items 1104 and 1121 of Regulation AB and/or any other law or regulation and (iii) (A) no action taken by, or inaction of, a Repurchase Request Recipient and (B) no information provided to the CIBC Parties pursuant to Section 2.02(g) of the Pooling and Servicing Agreement by a Repurchase Request Recipient, shall be deemed to constitute a waiver or defense to the exercise of any legal right the Repurchase Request Recipient may have with respect to this Agreement or the Pooling and Servicing Agreement.

(e)           Upon notice pursuant to Section 6(d) above of any Breach or Defect that materially and adversely affects the value of a Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee or any Certificateholder therein, the CIBC Parties shall, not later than ninety (90) days from the earlier of (x) the Seller’s or CIBC’s receipt of the notice thereof pursuant to Section 6(d) above or (y) in the case of a Defect or Breach relating to a Mortgage Loan not being a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective mortgage loan to be treated as a qualified mortgage, the Seller’s or CIBC’s discovery of such Breach or Defect (the “Initial Resolution Period”), (i) cure such Defect or Breach, as the case may be, in all material respects, at its own expense, including reimbursement of any related reasonable additional trust fund expenses reasonably incurred by any party to the Pooling and Servicing Agreement, (ii) repurchase the affected Mortgage Loan at the applicable Repurchase Price (as defined below) or (iii) substitute a Qualified Substitute Mortgage Loan (as defined below) for such affected Mortgage Loan (provided that in no event shall any such substitution occur later than the second anniversary of the Closing Date) and pay the Master Servicer for deposit into the Certificate Account, any Substitution Shortfall Amount (as defined below) in connection therewith; provided, however, that except with respect to a Defect resulting solely from the failure by the Seller to deliver to the Trustee or custodian the actual policy of lender’s title insurance required pursuant to clause (ix) of the definition of Mortgage File by a date not later than eighteen (18) months following the Closing Date, if such Breach or Defect is capable of being cured but is not cured within the Initial Resolution Period, and the Seller or CIBC has commenced and is diligently proceeding with the cure of such Breach or Defect within the Initial Resolution Period, the CIBC Parties shall have an additional ninety (90) days commencing immediately upon the expiration of the Initial Resolution Period (the “Extended Resolution Period”) to complete such cure (or, failing such cure, to repurchase the related Mortgage Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan as described above); and provided, further, that with respect to the Extended Resolution Period the Seller or CIBC shall have delivered an officer’s certificate to the Trustee setting forth the reason such Breach or Defect is not capable of being cured within the Initial Resolution Period and what actions the Seller or CIBC is pursuing in connection with the cure thereof and stating that the CIBC Parties anticipate that such Breach or Defect will be cured within the Extended

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Resolution Period.  Notwithstanding the foregoing, any Defect or Breach which causes any Mortgage Loan not to be a “qualified mortgage” (within the meaning of Section 860G(a)(3) of the Code, without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) which causes a defective mortgage loan to be treated as a qualified mortgage) shall be deemed to materially and adversely affect the interests of the holders of the Certificates therein, and (subject to the CIBC Parties’ right to cure such Defect or Breach during the Initial Resolution Period) such Mortgage Loan shall be repurchased or, if applicable, a Qualified Substitute Mortgage Loan substituted in lieu thereof without regard to the extended cure period described in the preceding sentence.  If the affected Mortgage Loan is to be repurchased, the CIBC Parties shall remit the Repurchase Price (defined below) in immediately available funds to the Trustee.

If any Breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related Mortgagor to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the CIBC Parties shall not be required to repurchase or replace such Mortgage Loan and the sole remedy with respect to any Breach of such representation shall be to cure such Breach within the applicable cure period (as the same may be extended) by reimbursing the Trust Fund (by wire transfer of immediately available funds) the reasonable amount of any such costs and expenses incurred by the Master Servicer, the Special Servicer, the Trustee or the Trust Fund that are the basis of such Breach and have not been reimbursed by the related Mortgagor; provided, however, that in the event any such costs and expenses exceed $10,000, the CIBC Parties shall have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses.  Except as provided in the proviso to the immediately preceding sentence, the CIBC Parties shall remit the amount of such costs and expenses and upon its making such remittance, the CIBC Parties shall be deemed to have cured such Breach in all respects.  To the extent any fees or expenses that are the subject of a cure by the CIBC Parties are subsequently obtained from the related Mortgagor, the portion of the cure payment equal to such fees or expenses obtained from the Mortgagor shall be returned to the CIBC Parties pursuant to Section 2.03(b) or Section 2.03(f), as applicable, of the Pooling and Servicing Agreement.  No delay in either the discovery of a Defect or Breach on the part of any party to the Pooling and Servicing Agreement in providing notice of such Defect or Breach will relieve either CIBC Party of its obligation to repurchase the related Mortgage Loan unless (i) neither CIBC Party otherwise discovered or had knowledge of such Defect or Breach and (ii) such delay is the result of the failure by a party to this Agreement or the Pooling and Servicing Agreement to provide prompt notice as required by the terms hereof or the Pooling and Servicing Agreement after such party has actual knowledge of such Defect or Breach (knowledge shall not be deemed to exist by reason of the Trustee’s exception report) and such delay precludes the CIBC Parties from curing such Defect or Breach.

Any of the following will cause a document in the Mortgage File to be deemed to have a Defect and to be conclusively presumed to materially and adversely affect the interests of Certificateholders in a Mortgage Loan and to be deemed to materially and adversely affect the interests of the Certificateholders in and the value of a Mortgage Loan:  (a) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity with a copy of the Mortgage Note that appears to be regular on its face; (b) the absence from the Mortgage File of the original signed Mortgage that appears to be regular on its face, unless there is included in the Mortgage File either a copy of

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the Mortgage with evidence of recording thereon or a copy of the Mortgage and a certificate stating that the original signed Mortgage was sent for recordation; (c) the absence from the Mortgage File of the lender’s title insurance policy (or if the policy has not yet been issued, an original or copy of a “marked up” written commitment or the pro forma or specimen title insurance policy or a commitment to issue the same pursuant to written escrow instructions signed by the title insurance company) called for by clause (ix) of the definition of “Mortgage File” in the Pooling and Servicing Agreement; (d) the absence from the Mortgage File of any required letter of credit; (e) with respect to any leasehold mortgage loan, the absence from the related Mortgage File of a copy (or an original, if available) of the related Ground Lease; or (f) the absence from the Mortgage File of any intervening assignments required to create a complete chain of assignments to the Trustee on behalf of the Trust, unless there is included in the Mortgage File either a copy of the assignment with evidence of recording thereon or a copy of the intervening assignment and a certificate stating that the original intervening assignments were sent for recordation; provided, however, that no Defect (except a Defect previously described in clauses (a) through (f) above) shall be considered to materially and adversely affect the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee or Certificateholders unless the document with respect to which the Defect exists is required in connection with an imminent enforcement of the Mortgagee’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Mortgage Loan or for any immediate significant servicing obligation.  Notwithstanding the foregoing, the delivery of executed escrow instructions or a commitment to issue a lender’s title insurance policy, as provided in clause (ix) of the definition of “Mortgage File” in the Pooling and Servicing Agreement, in lieu of the delivery of the actual policy of lender’s title insurance, shall not be considered a Defect or Breach with respect to any Mortgage File if such actual policy is delivered to the Trustee or a Custodian on its behalf within eighteen (18) months from the Closing Date.  Also, notwithstanding the foregoing, to the extent the Seller has otherwise complied with its document delivery requirements under the Pooling and Servicing Agreement and this Agreement, in the event that the Trustee or a custodian on the Trustee’s behalf subsequently loses a document that is part of the Mortgage File, the fact that such document is lost may not be utilized as the basis for a claim of a Defect against the Seller or CIBC pursuant to this Section 6(e) and the Trustee shall be responsible therefor in accordance with the Pooling and Servicing Agreement.  In the event any document is lost by the Trustee (or any custodian on its behalf), at the request of the Trustee and, at the Trustee’s individual expense or the expense of the trust to the extent provided in Section 8.01 of the Pooling and Servicing Agreement, the Seller shall, and CIBC shall cause the Seller to, use commercially reasonable efforts to assist the Trustee (or any servicer on its behalf) in replacing such lost document.

If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described in the first paragraph of this Section 6(e), (ii) such Mortgage Loan is a Crossed Underlying Loan, and (iii) the applicable Defect or Breach does not constitute a Defect or Breach, as the case may be, as to any other Crossed Underlying Loan in such Crossed Mortgage Loan Group (without regard to this paragraph), then the applicable Defect or Breach, as the case may be, will be deemed to constitute a Defect or Breach, as the case may be, as to each other Crossed Underlying Loan in the Crossed Mortgage Loan Group for purposes of this paragraph, and the CIBC Parties will be required to repurchase or substitute for all of the

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remaining Crossed Underlying Loans in the related Crossed Mortgage Loan Group as provided in the first paragraph of this Section 6(e) unless such other Crossed Underlying Loans in such Crossed Mortgage Loan Group satisfy the Crossed Underlying Loan Repurchase Criteria.  In the event that the remaining Crossed Underlying Loans satisfy the aforementioned criteria, the CIBC Parties may elect either to repurchase or substitute for only the affected Crossed Underlying Loan as to which the related Breach or Defect exists or to repurchase or substitute for all of the Crossed Underlying Loans in the related Crossed Mortgage Loan Group.  The CIBC Parties shall be responsible for the cost of any Appraisal required to be obtained to determine if the Crossed Underlying Loan Repurchase Criteria have been satisfied, so long as the scope and cost of such Appraisal has been approved by a CIBC Party (such approval not to be unreasonably withheld).

To the extent that the CIBC Parties are required to repurchase or substitute for a Crossed Underlying Loan hereunder in the manner prescribed above while the Trustee continues to hold any other Crossed Underlying Loans in such Crossed Mortgage Loan Group, neither the CIBC Parties nor the Purchaser shall enforce any remedies against the other’s Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective Crossed Underlying Loans, including with respect to the Trustee, the Primary Collateral securing Crossed Underlying Loans still held by the Trustee.

If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Underlying Loans held by such party, then the CIBC Parties and the Purchaser shall forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Crossed Underlying Loans can be modified in a manner that complies with this Agreement to remove the threat of material impairment as a result of the exercise of remedies or some other accommodation can be reached.  Any reserve or other cash collateral or letters of credit securing the Crossed Underlying Loans shall be allocated between such Crossed Underlying Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances.  Notwithstanding the foregoing, if a Crossed Underlying Loan included in the Trust Fund is modified to terminate the related cross-collateralization and/or cross-default provisions, as a condition to such modification, the Seller shall furnish to the Trustee an Opinion of Counsel that any modification shall not cause an Adverse REMIC Event.  Any expenses incurred by the Purchaser in connection with such modification or accommodation (including but not limited to recoverable attorney fees) shall be paid by the Seller.

The “Repurchase Price” with respect to any Mortgage Loan or REO Loan to be repurchased pursuant to this Agreement and Section 2.03 of the Pooling and Servicing Agreement, shall have the meaning given to the term “Purchase Price” in the Pooling and Servicing Agreement.

A “Qualified Substitute Mortgage Loan” with respect to any Mortgage Loan or REO Loan to be substituted pursuant to this Agreement and Section 2.03 of the Pooling and Servicing Agreement, shall have the meaning given to such term in the Pooling and Servicing Agreement.

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A “Substitution Shortfall Amount” with respect to any Mortgage Loan or REO Loan to be substituted pursuant to this Agreement and Section 2.03 of the Pooling and Servicing Agreement, shall have the meaning given to such term in the Pooling and Servicing Agreement.

In connection with any repurchase or substitution of one or more Mortgage Loans contemplated hereby, (i) the Purchaser shall execute and deliver, or cause the execution and delivery of, such endorsements and assignments, without recourse to the Trust, as shall be necessary to vest in the Seller or CIBC, as applicable, the legal and beneficial ownership of each repurchased Mortgage Loan or replaced Mortgage Loan, as applicable, (ii) the Purchaser shall deliver, or cause the delivery, to the Seller or CIBC, as applicable, of all portions of (A) the Mortgage File and other documents pertaining to such Mortgage Loan possessed by the Trustee, or on the Trustee’s behalf, and (B) the Servicing File and other documents pertaining to such Mortgage Loan possessed by the Master Servicer or Special Servicer, or on the Master Servicer’s or Special Servicer’s behalf, and (iii) the Purchaser shall release, or cause to be released, to the Seller or CIBC, as applicable, any escrow payments and reserve funds held by the Trustee, or on the Trustee’s behalf, in respect of such repurchased or replaced Mortgage Loans.

(f)           The representations and warranties of the parties hereto shall survive the execution and delivery and any termination of this Agreement and shall inure to the benefit of the respective parties, notwithstanding any restrictive or qualified endorsement on the Mortgage Note or Assignment of Mortgage for any Mortgage Loan or the examination of the Mortgage Files for any Mortgage Loan.

(g)           Each party hereby agrees to promptly notify the other party of any breach of a representation or warranty contained in Section 6.  In addition, in the event that the Seller receives a Repurchase Request (other than a Repurchase Request delivered to the Seller by a Repurchase Request Recipient in accordance with Section 2.02(g) of the Pooling and Servicing Agreement), the Seller shall promptly forward such Repurchase Request to the Master Servicer, if relating to a Non-Specially Serviced Mortgage Loan, or to the Special Servicer, if relating to a Specially Serviced Mortgage Loan or REO Property, in each case in the manner described in Section 2.02(g) of the Pooling and Servicing Agreement.  The CIBC Parties’ joint and several obligation to cure any Breach or Defect or repurchase or substitute for any affected Mortgage Loan pursuant to Section 6(e), shall constitute the sole remedy available to the Purchaser in connection with a Breach or Defect.  It is acknowledged and agreed that the representations and warranties are being made for risk allocation purposes; provided, however, that no limitation of remedy is implied with respect to the Seller’s or CIBC’s breach of its obligation to cure, repurchase or substitute in accordance with the terms and conditions of this Agreement.

SECTION 7.    Conditions to Closing.  The obligations of the Purchaser to purchase the Mortgage Loans shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(a)          Each of the obligations of each CIBC Party required to be performed by it at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with and all of the representations and warranties of the Seller and CIBC, as applicable, under this Agreement shall be true and correct in all material respects as of

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the Closing Date, and no event shall have occurred as of the Closing Date which, with notice or passage of time, would constitute a default under this Agreement, and the Purchaser shall have received a certificate to the foregoing effect signed by an authorized officer of each CIBC Party substantially in the form of Exhibit D.

(b)          The Purchaser shall have received the following additional closing documents:

(i)            copies of each CIBC Parties’ respective limited liability company agreements or by-laws, as applicable, and certificates of formation or articles of incorporation, as applicable, certified as of a recent date by the Secretary or Assistant Secretary of such party or, alternatively in the case of the certificates of formation, certified by the Secretary of State of the State of Delaware;

(ii)           a copy of a certificate of good standing of each CIBC Party issued by the Secretary of State of the State of Delaware dated not earlier than sixty (60) days prior to the Closing Date;

(iii)          an opinion of counsel of each CIBC Party, in form and substance satisfactory to the Purchaser and its counsel, substantially to the effect that, with respect to each CIBC Party:

(A)           such party is a limited liability company or corporation, as applicable, duly organized, validly existing and in good standing under the laws of the State of Delaware;

(B)           the Seller has the power to conduct its business as now conducted and to incur and perform its obligations under this Agreement and the Indemnification Agreement (together, the “CIBC Agreements”).  CIBC has the power to execute and deliver the CIBC Agreements and to perform its obligations under the CIBC Agreements;

(C)           all necessary action has been taken by the CIBC Parties to authorize the execution, delivery and performance of this Agreement and the Indemnification Agreement by the CIBC Parties and this Agreement is a legal, valid and binding agreement of the CIBC Parties enforceable against the CIBC Parties, whether such enforcement is sought in a procedure at law or in equity, except to the extent such enforcement may be limited by bankruptcy or other similar creditors’ laws or principles of equity and public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of the Agreement which purport to provide indemnification with respect to securities law violations;

(D)           each CIBC Party has duly executed and delivered the CIBC Agreements;

(E)            each CIBC Party’s execution and delivery of, and such party’s performance of its obligations under, each of the CIBC Agreements do not and

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will not (a) in the case of the Seller, violate any existing provisions of the certificate of formation or limited liability company agreement of the Seller, (b) in the case of CIBC, violate any existing provisions of the articles of incorporation and bylaws of CIBC or (c) result in a breach or other violation of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which a CIBC Party is a party or by which a CIBC Party is bound, or to which any of the related CIBC Party’s property or assets is subject or violate any provisions of law or conflict with or result in the breach of any order of any court or any governmental body binding on a CIBC Party;

(F)           there is no litigation, arbitration, or mediation pending before any court, arbitrator, mediator or administrative body, or to such counsel’s actual knowledge, threatened, against a CIBC Party which (i) questions, directly or indirectly, the validity or enforceability of this Agreement or the Indemnification Agreement or (ii) would, if decided adversely to the related CIBC Party, either individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement or the Indemnification Agreement; and

(G)           no consent, approval, authorization, order, license, registration or qualification of or with any federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated by this Agreement and the Indemnification Agreement, except that such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained; and

(iv)          a letter from counsel of the Seller substantially to the effect that nothing has come to such counsel’s attention that would lead such counsel to believe that the specified portions of (i) Free Writing Prospectus, as of the Time of Sale, contains, with respect to the Seller, CIBC or the Mortgage Loans, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein relating to the Seller, CIBC or the Mortgage Loans, in the light of the circumstances under which they were made, not misleading, or (ii) the Prospectus or Private Placement Memorandum contains, as of the respective dates thereof or the Closing Date, with respect to the Seller, CIBC or the Mortgage Loans, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein relating to the Seller, CIBC or the Mortgage Loans, in the light of the circumstances under which they were made, not misleading.

(c)          The Certificates shall have been concurrently issued and sold pursuant to the terms of the Certificate Purchase Agreement and the Underwriting Agreement.

(d)          The Seller and CIBC shall have executed and delivered concurrently herewith the Indemnification Agreement.

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(e)           The Seller and CIBC shall furnish the Purchaser with such other certificates of its officers or others and such other documents and opinions to evidence fulfillment of the conditions set forth in this Agreement as the Purchaser and its counsel may reasonably request.

SECTION 8.    Closing.  The closing for the purchase and sale of the Mortgage Loans shall take place at the office of Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina, at 10:00 a.m., on June 29, 2012 or such other place and time as the parties shall agree (the actual date of such closing, the “Closing Date”).  The parties hereto agree that time is of the essence with respect to this Agreement.

SECTION 9.    Expenses.  The CIBC Parties shall pay the Seller’s pro rata share (the Seller’s pro rata share to be determined according to the percentage that the aggregate principal balance as of the Cut-off Date of all the Mortgage Loans represents in proportion to the aggregate principal balance as of the Cut-off Date of all the mortgage loans to be included in the Trust Fund) of all costs and expenses of the Purchaser in connection with the transactions contemplated herein, including, but not limited to:  (i)  the costs and expenses of reproducing and delivering the Pooling and Servicing Agreement and this Agreement and printing (or otherwise reproducing,) and delivering the Certificates; (ii) the reasonable and documented fees, costs and expenses of the Trustee and its counsel incurred in connection with the Trustee entering into the Pooling and Servicing Agreement; (iii) the fees and disbursements of a firm of certified public accountants selected by the Purchaser with respect to numerical information in respect of the Mortgage Loans and the Certificates included in any Time of Sale Information, Prospectus or Private Placement Memorandum (each as defined in the Indemnification Agreement), including the cost of obtaining any “comfort letters” with respect to such items; (iv) the costs and expenses in connection with the qualification or exemption of the Certificates under state securities or blue sky laws, if any, including filing fees and reasonable fees and disbursements of counsel in connection therewith; (v) the costs and expenses in connection with any determination of the eligibility of the Certificates for investment by institutional investors in any jurisdiction and the preparation of any legal investment survey, if any, including reasonable fees and disbursements of counsel in connection therewith; (vi) the costs and expenses in connection with printing (or otherwise reproducing) and delivering any Time of Sale Information, Prospectus or Private Placement Memorandum and the reproduction and delivery of this Agreement and the furnishing to the Underwriters and the Initial Purchaser of such copies of the Prospectus, Private Placement Memorandum and this Agreement as each Underwriter and Initial Purchaser may reasonably request; (vii) the fees of the rating agency or agencies requested to rate the Certificates; and (viii) the reasonable fees and expenses of Cadwalader, Wickersham & Taft LLP, counsel to the Depositor.

SECTION 10.    Severability of Provisions.  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.  Furthermore, the parties shall in good faith endeavor to replace any provision held to be invalid or unenforceable with a valid and enforceable provision which most closely resembles, and which has the same economic effect as, the provision held to be invalid or unenforceable.

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SECTION 11.    Governing Law; Waiver of Jury Trial.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THE AGREEMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.  TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH OF THE PURCHASER, CIBC AND THE SELLER HEREBY IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE AND FEDERAL COURTS SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY WITH RESPECT TO MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT; (II) AGREES THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURTS; (III) WAIVES, TO THE FULLEST POSSIBLE EXTENT, THE DEFENSE OF AN INCONVENIENT FORUM; (IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (V) WAIVES TO THE EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, CLAIM, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATING TO OR ARISING OUT OF THIS AGREEMENT.

SECTION 12.    No Third-Party Beneficiaries.  The parties do not intend the benefits of this Agreement to inure to any third party except as expressly set forth in Section 13.

SECTION 13.    Assignment.  Each of the Seller and CIBC hereby acknowledges that the Purchaser has, concurrently with the execution hereof, executed and delivered the Pooling and Servicing Agreement and that, in connection therewith, it has assigned its rights hereunder to the Trustee for the benefit of the Certificateholders to the extent set forth in the Pooling and Servicing Agreement and that the rights so assigned may be further assigned to, and shall inure to the benefit of, any successor trustee under the Pooling and Servicing Agreement.  The CIBC Parties hereby acknowledge their respective obligations, including, without limitation, that of expense reimbursement, pursuant to Sections 2.01, 2.02 and 2.03 of the Pooling and Servicing Agreement, as applicable.  Except as set forth hereinabove and in Sections 2.01, 2.02 and 2.03 of the Pooling and Servicing Agreement, the representations and warranties of each of the Seller and CIBC made hereunder and the remedies provided hereunder with respect to Breaches or Defects may not be further assigned by the Purchaser, the Trustee or any successor trustee.  No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor or permitted assign because of such ownership.  This Agreement shall bind and inure to the benefit of, and be enforceable by, the Seller, the Purchaser and their permitted successors and permitted assigns.  The warranties and representations and the agreements made by each of the Seller and CIBC herein shall survive delivery of the Mortgage Loans to the Trustee until the termination of the Pooling and Servicing Agreement.

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SECTION 14.    Notices.  All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt by the intended recipient if personally delivered at or couriered or mailed by first class or registered mail, postage prepaid, to (i) in the case of the Purchaser, J.P. Morgan Chase Commercial Mortgage Securities Corp., 383 Madison Avenue, 31st Floor, New York, New York 10179, Attention:  Jonathan M. Strain, Managing Director, telecopy number (917) 849-1511 and Bianca A. Russo, Managing Director & Associate General Counsel, 277 Park Avenue, 13th Floor, New York, New York 10172, telecopy: (917) 464-6116, (ii) in the case of the Seller, CIBX Commercial Mortgage, LLC, c/o Canadian Imperial Bank of Commerce, 4th Floor, 425 Lexington Avenue, New York NY 10017, Attention: Todd Roth, Managing Director, telecopy number: (212) 667-6236, (iii) in the case of CIBC, CIBC Inc., c/o Canadian Imperial Bank of Commerce, 4th Floor, 425 Lexington Avenue, New York NY 10017, Attention: Todd Roth, Managing Director, telecopy number: (212) 667-6236, and (iv) in the case of any of the preceding parties, such other address as may hereafter be furnished to the other party in writing by such parties.

SECTION 15.    Amendment.  This Agreement may be amended only by a written instrument which specifically refers to this Agreement and is executed by the Purchaser and the CIBC Parties; provided, however, that unless such amendment is to cure an ambiguity, mistake or inconsistency in this Agreement, no amendment shall be permitted unless each Rating Agency has delivered a written confirmation that such amendment will not result in a downgrade, withdrawal or qualification of the then current ratings of the Certificates and the cost of obtaining any Rating Agency confirmation shall be borne by the party requesting such amendment.  This Agreement shall not be deemed to be amended orally or by virtue of any continuing custom or practice.  No amendment to the Pooling and Servicing Agreement which relates to defined terms contained therein or any obligations of the Seller or CIBC whatsoever shall be effective against the Seller or CIBC unless the Seller and CIBC shall have agreed to such amendment in writing.  The Pooling and Servicing Agreement shall identify the CIBC Parties as third party beneficiaries and may not be amended in any manner that materially and adversely affects the CIBC Parties’ rights as such without the CIBC Parties’ consent.

SECTION 16.    Counterparts.  This Agreement may be executed in any number of counterparts, and by the parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

SECTION 17.    Exercise of Rights.  No failure or delay on the part of any party to exercise any right, power or privilege under this Agreement and no course of dealing between the Seller or CIBC, on the one hand, and the Purchaser, on the other hand, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  Except as set forth in Section 6 herein, the rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any party would otherwise have pursuant to law or equity.  No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of either party to any other or further action in any circumstances without notice or demand.

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SECTION 18.    No Partnership.  Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto.  Nothing herein contained shall be deemed or construed as creating an agency relationship between the Purchaser, on the one hand, and the Seller and CIBC, on the other hand, and none of the Purchaser, nor the Seller nor CIBC shall take any action which could reasonably lead a third party to assume that it has the authority to bind the other party hereto or make commitments on such other parties’ behalf.

SECTION 19.    Miscellaneous.  This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.  Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

* * * * * *

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IN WITNESS WHEREOF, the Purchaser, the Seller and CIBC have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

By:	/s/ Bradley Horn
Name: Bradley Horn
Title: Vice President

CIBX COMMERCIAL MORTGAGE, LLC

By: BSSF COMMERCIAL MORTGAGE MEMBER L.L.C., as a Member

By:	/s/ Randall Rothschild
Name: Randall Rothschild
Title: Authorized Signatory

And By: CIBC INC., as a Member

By:	/s/ Todd H. Roth
Name: Todd H. Roth
Title: Managing Director

CIBC INC.

By:	/s/ Todd H. Roth
Name: Todd H. Roth
Title: Managing Director

SCHEDULE I

MORTGAGED PROPERTY FOR WHICH ENVIRONMENTAL INSURANCE IS
MAINTAINED

None.

Sched. I-1

EXHIBIT A

MORTGAGE LOAN SCHEDULE

JPMCC 2012-CIBX
CIBX Mortgage Loan Schedule

Loan ID #	Originator/Loan Seller	Mortgagor Name	Property Address	City	State	Zip Code	County	Property Name	Size	Measure	Mortgage Rate in Effect at Origination (%)	Net Mortgage Rate in Effect at the Cut-off Date (%)	Original Principal Balance	Cut-off Principal Balance	Original Term	Remaining Term	Maturity/ARD Date
6	CIBX	Warren H. Baker	2100 North Elston Avenue	Chicago	IL	60614	Cook	Lincoln Park Retail	178,704	Square Feet	4.63000	4.52290	66,800,000	66,800,000.00	120	120	06/01/22
7	CIBX	Kenneth N. Goldenberg, PREIT Associates, L.P.	450 Commerce Boulevard	Fairless Hills	PA	19030	Bucks	The Court at Oxford Valley	456,903	Square Feet	5.56000	5.45290	60,000,000	60,000,000.00	120	109	07/01/21
8	CIBX	Yitzchak Tessler	55 John Street	New York	NY	10038	New York	55 John Street	520	Beds	5.70000	5.59290	53,000,000	51,984,497.47	60	44	02/01/16
9	CIBX	Gerald S. Kaufman, B. Jeremy Kaufman	1100 Raymond Boulevard	Newark	NJ	07102	Essex	Centre Market Building	379,944	Square Feet	6.18000	6.07290	50,000,000	47,609,535.48	84	70	04/01/18
10	CIBX	CCHM Management Holdings Corp.	409 East Chalmers Street	Champaign	IL	61820	Champaign	The Illini Tower	725	Beds	5.92000	5.81290	38,000,000	37,464,191.23	120	110	08/01/21
12	CIBX	Ally Visram, Rahul Chaudhary, Sushil V. Mohinani	135-30 140th Street	Jamaica	NY	11436	Queens	Doubletree by Hilton JFK Airport	385	Rooms	5.31000	5.20290	35,000,000	34,400,589.67	60	49	07/01/16
13	CIBX	Abraham Fruchthandler, Rubin Schron	24-02 49th Avenue	Long Island City	NY	11101	Queens	Bridgedale Commercial Property	640,000	Square Feet	4.78000	4.67290	32,000,000	32,000,000.00	120	120	06/01/22
14	CIBX	The Rose Corporation, Queen's Court Advisors Ltd.	Various	Various	Various	Various	Various	Slate Portfolio	702,654	Square Feet	5.80000	5.69290	28,900,000	28,533,456.17	120	107	04/30/21
14.01	CIBX		11301 Buckeye Road	Cleveland	OH	44104	Cuyahoga	Buckeye Plaza	116,905	Square Feet			9,000,000	8,885,851.43
14.02	CIBX		3300-3350 Wilmington Road	New Castle	PA	16105	Lawrence	Field Club Commons	145,153	Square Feet			6,000,000	5,923,900.98
14.03	CIBX		625-725 West Central Avenue	Springboro	OH	45066	Warren	Springboro Plaza	154,035	Square Feet			5,800,000	5,726,437.55
14.04	CIBX		1200-1804 Hoffman Boulevard	West Mifflin	PA	15122	Allegheny	Kennywood Shops	197,860	Square Feet			5,300,000	5,232,779.19
14.05	CIBX		1024 South Smithville Road	Dayton	OH	45403	Montgomery	Pinewood Center	88,701	Square Feet			2,800,000	2,764,487.02
15	CIBX	Joshua L. Muss	335 Adams Street	Brooklyn	NY	11201	Kings	Brooklyn Renaissance	110,866	Square Feet	5.35000	5.24290	28,000,000	28,000,000.00	120	108	06/01/21
16	CIBX	Walter R. Samuels	200 Rafael Cordero Avenue	Caguas	PR	00725	Caguas	Plaza Centro	283,446	Square Feet	6.25000	6.14290	28,000,000	27,587,558.11	120	104	02/01/21
17	CIBX	Sherwin N. Jarol	One Upland Road	Norwood	MA	02062	Norfolk	One Upland Road	222,163	Square Feet	7.39000	7.28290	24,870,000	24,232,339.95	84	67	01/01/18
18	CIBX	Bhupendra M. Patel, Pankaj V. Patel	Various	Greensboro	NC	27409	Guilford	Residence Inn & Courtyard by Marriott - Greensboro	240	Rooms	5.49000	5.38290	23,500,000	23,143,985.24	60	50	08/01/16
18.01	CIBX		7811 National Service road	Greensboro	NC	27409	Guilford	Courtyard by Marriott - Greensboro	124	Rooms			11,812,500	11,633,545.73
18.02	CIBX		7616 Thorndike Road	Greensboro	NC	27409	Guilford	Residence Inn - Greensboro	116	Rooms			11,687,500	11,510,439.41
19	CIBX	Abraham Fruchthandler	609 Southwest 8th Street	Bentonville	AR	72712	Benton	Bentonville Plaza	242,250	Square Feet	5.77000	5.66290	22,000,000	21,784,130.91	120	110	08/01/21
20	CIBX	Elmhurst Corporation	One Bigelow Square	Pittsburgh	PA	15219	Allegheny	Doubletree Hotel & Suites - Pittsburgh, PA	308	Rooms	5.60000	5.49290	20,750,000	20,411,324.66	120	109	07/01/21
21	CIBX	David T. Chase	88 Dunning Road	Middletown	NY	10940	Orange	Dunning Farms Shopping Center	358,287	Square Feet	5.94000	5.83290	19,000,000	18,745,886.63	120	106	04/01/21
22	CIBX	Alan M. Zimmer, Arlene Z. Schreiber, Herbert J. Zimmer, Jeffery L. Zimmer	4310 Shipyard Boulevard	Wilmington	NC	28403	New Hanover	Long Leaf Mall	262,256	Square Feet	6.21000	6.10290	15,000,000	14,826,297.07	120	107	05/01/21
23	CIBX	The Woodlands Land Development Company, L.P.	20 and 25 Waterway Avenue and 1599 Lake Robbins Drive	The Woodlands	TX	77380	Montgomery	20 & 25 Waterway	49,972	Square Feet	4.79000	4.68290	14,450,000	14,450,000.00	120	119	05/01/22
24	CIBX	Michael G. Zamagias	Various	Various	PA	Various	Various	Zamagias Retail Portfolio	389,998	Square Feet	5.66000	5.55290	14,350,000	14,031,195.51	120	110	08/01/21
24.01	CIBX		5 Millbrook Plaza	Mill Hall	PA	17751	Clinton	Millbrook Plaza	162,710	Square Feet			5,300,000	5,182,253.42
24.02	CIBX		880 Butler Street	Pittsburgh	PA	15223	Allegheny	Shaler Plaza	143,799	Square Feet			4,400,000	4,302,248.03
24.03	CIBX		5030 William Penn Highway	Monroeville	PA	15146	Allegheny	Murrysview Shops	62,679	Square Feet			3,100,000	3,031,129.30
24.04	CIBX		47 Walsh Road	Crafton	PA	15205	Allegheny	Crafton Shoppes	20,810	Square Feet			1,550,000	1,515,564.65
29	CIBX	Herbert Chisling, Mark Schwartz, Richard Katz	8535 Tanglewood Square	Chagrin Falls	OH	44023	Geauga	Tanglewood Square Shopping Center	130,531	Square Feet	5.78000	5.67290	12,000,000	11,882,507.91	120	110	08/01/21
32	CIBX	Jeannine Devetter	5011 2nd Avenue	Kearney	NE	68847	Buffalo	Hilltop Mall	172,933	Square Feet	5.60000	5.49290	11,500,000	11,500,000.00	120	120	06/01/22
33	CIBX	Fred Cochran, Lawrence J. Fox	3451 Queens Street	Sarasota	FL	34231	Sarasota	Beneva Place	192	Units	5.49000	5.38290	11,100,000	11,100,000.00	120	109	07/01/21
34	CIBX	Bradley C. Coleman	2222 East College Avenue	State College	PA	16801	Centre	Nittany Commons	120,391	Square Feet	5.97000	5.86290	11,200,000	11,014,897.59	120	103	01/01/21
35	CIBX	Carl Zucker, Dan Luss, Samuel V. Hagopian Sr.	5800 Bellaire Blvd	Houston	TX	77081	Harris	Plaza at Bellaire II	74,315	Square Feet	5.61000	5.50290	10,000,000	9,898,441.77	120	110	08/01/21
37	CIBX	Jonathan Penner	5422 New Hope Commons Drive	Durham	NC	27707	Durham	5422 New Hope Commons Drive	57,925	Square Feet	6.08000	5.97290	8,800,000	8,711,801.71	120	109	07/01/21
39	CIBX	Kimco Income Operating Partnership, L.P.	2105 North Prospect Avenue	Champaign	IL	61822	Champaign	Pine Tree Plaza	111,720	Square Feet	5.79000	5.68290	8,000,000	7,889,478.52	120	106	04/01/21
40	CIBX	P. Edwin Good, Jr., David B. Carson	Various	Various	GA	Various	Various	Food Lion Portfolio	85,571	Square Feet	5.05000	4.94290	7,425,000	7,425,000.00	120	120	06/01/22
40.01	CIBX		1512 Red Bud Road Northeast	Calhoun	GA	30701	Gordon	Food Lion - Calhoun	42,164	Square Feet			3,825,000	3,825,000.00
40.02	CIBX		95 Poplar Springs Road	Ringgold	GA	30736	Catoosa	Food Lion - Ringgold	43,407	Square Feet			3,600,000	3,600,000.00
41	CIBX	Clover/Waldschmitt, L.L.C.	23330 Cottonwood Parkway	California	MD	20619	St. Mary's	Cottonwood Building	70,952	Square Feet	4.81000	4.70290	7,100,000	7,100,000.00	120	120	06/01/22
42	CIBX	Blake E. McGehee, Brandon McGehee, Molly M. Quinn	240 Range 12 Boulevard	Denham Springs	LA	70726	Livingston	Amite Crossing	37,332	Square Feet	5.09000	4.98290	6,648,750	6,648,750.00	120	120	06/01/22
44	CIBX	Bavarian Holdings LLC, Williams Holdings LLC	4400 Connecticut Avenue	Washington	DC	20008	District of Columbia	The Connecticut Avenue Days Inn - Washington, DC	155	Rooms	6.40000	6.29290	6,650,000	6,598,740.12	120	114	12/01/21
46	CIBX	Bhupendra M. Patel, Pankaj V. Patel	1137 East Dixie Drive	Asheboro	NC	27203	Randolph	Hampton Inn - Asheboro, NC	111	Rooms	5.69000	5.58290	6,000,000	5,912,068.26	84	74	08/01/18
47	CIBX	Francis Greenburger	13645 Big Bend Road	St. Louis	MO	63122	Saint Louis	The Shoppes at Seven Oaks	52,268	Square Feet	4.78000	4.67290	5,400,000	5,400,000.00	120	120	06/01/22
48	CIBX	Derek Shoffner Allison	3710 Shannon Road	Durham	NC	27707	Durham	Hope Valley	40,383	Square Feet	6.25000	6.14290	5,100,000	5,068,277.79	120	113	11/01/21

JPMCC 2012-CIBX
CIBX Mortgage Loan Schedule														UPFRONT ESCROW

Loan ID #	Originator/Loan Seller	Mortgagor Name	Amortiziation Term	Remaining Amortization Term for Balloon Loans	Monthly Payment	Servicing Fee Rate	Accrual Type	ARD Loan (Y/N)	Revised Rate (%)	Title Type	Crossed Collateralized Loan	Guarantor	Letter of Credit	Upfront CapEx Reserve	Upfront Eng. Reserve	Upfront Envir. Reserve	Upfront TI/LC Reserve	Upfront RE Tax Reserve	Upfront Ins. Reserve	Upfront Other Reserve
6	CIBX	Warren H. Baker	360	360	343,645.12	0.10000	Actual/360	No		Fee	No	Warren H. Baker	No	0	46,250	0	0	0	0	413,179
7	CIBX	Kenneth N. Goldenberg, PREIT Associates, L.P.	360	360	342,935.52	0.10000	Actual/360	No		Fee	No	Kenneth N. Goldenberg, PREIT Associates, L.P.	No	0	20,625	0	0	913,895	56,796	1,515,501
8	CIBX	Yitzchak Tessler	336	320	316,059.63	0.10000	Actual/360	No		Fee	No	Yitzchak Tessler	No	0	0	0	20,000	202,907	0	0
9	CIBX	Gerald S. Kaufman, B. Jeremy Kaufman	180	166	426,806.20	0.10000	Actual/360	No		Fee	No	Gerald S. Kaufman, B. Jeremy Kaufman	No	0	0	0	0	413,452	95,847	0
10	CIBX	CCHM Management Holdings Corp.	300	290	242,979.61	0.10000	Actual/360	No		Fee	No	CCHM Management Holdings Corp.	No	6,008	0	0	0	189,631	32,890	1,593,898
12	CIBX	Ally Visram, Rahul Chaudhary, Sushil V. Mohinani	300	289	210,977.47	0.10000	Actual/360	No		Fee	No	Ally Visram, Rahul Chaudhary, Sushil V. Mohinani	No	0	94,100	0	0	440,421	67,066	0
13	CIBX	Abraham Fruchthandler, Rubin Schron	360	360	167,506.28	0.10000	Actual/360	No		Fee	No	Abraham Fruchthandler, Rubin Schron	No	0	0	0	0	437,671	30,101	0
14	CIBX	The Rose Corporation, Queen's Court Advisors Ltd.	360	347	169,571.63	0.10000	Actual/360	No		Fee	No	The Rose Corporation, Queen's Court Advisors Ltd.	No	0	0	0	0	314,101	17,616	0
14.01	CIBX									Fee
14.02	CIBX									Fee
14.03	CIBX									Fee
14.04	CIBX									Fee
14.05	CIBX									Fee
15	CIBX	Joshua L. Muss	360	360	156,355.83	0.10000	Actual/360	No		Leasehold	No	Joshua L. Muss	No	0	0	0	0	65,395	29,174	0
16	CIBX	Walter R. Samuels	360	344	172,400.82	0.10000	Actual/360	No		Fee	No	Walter R. Samuels	No	0	201,113	0	0	40,714	205,694	0
17	CIBX	Sherwin N. Jarol	264	247	190,907.30	0.10000	Actual/360	No		Fee	No	Sherwin N. Jarol	No	0	0	0	0	0	0	0
18	CIBX	Bhupendra M. Patel, Pankaj V. Patel	300	290	144,170.25	0.10000	Actual/360	No		Fee	No	Bhupendra M. Patel, Pankaj V. Patel	No	0	0	0	0	182,758	16,525	0
18.01	CIBX									Fee
18.02	CIBX									Fee
19	CIBX	Abraham Fruchthandler	360	350	128,665.68	0.10000	Actual/360	No		Fee	No	Abraham Fruchthandler	No	0	0	0	0	400,497	2,267	0
20	CIBX	Elmhurst Corporation	300	289	128,665.30	0.10000	Actual/360	No		Fee/Leasehold	No	Elmhurst Corporation	No	0	0	0	0	0	0	0
21	CIBX	David T. Chase	360	346	113,182.71	0.10000	Actual/360	No		Fee	No	David T. Chase	No	0	68,750	0	0	347,361	3,460	200,000
22	CIBX	Alan M. Zimmer, Arlene Z. Schreiber, Herbert J. Zimmer, Jeffery L. Zimmer	360	347	91,967.70	0.10000	Actual/360	No		Fee	No	Alan M. Zimmer, Arlene Z. Schreiber, Herbert J. Zimmer, Jeffery L. Zimmer	No	0	0	0	0	48,284	4,636	563,726
23	CIBX	The Woodlands Land Development Company, L.P.	360	360	75,726.83	0.10000	Actual/360	No		Fee	No	The Woodlands Land Development Company, L.P.	No	0	0	0	0	115,191	18,998	575,546
24	CIBX	Michael G. Zamagias	240	230	100,013.09	0.10000	Actual/360	No		Fee	No	Michael G. Zamagias	No	0	75,380	0	350,000	61,245	47,118	250,000
24.01	CIBX									Fee
24.02	CIBX									Fee
24.03	CIBX									Fee
24.04	CIBX									Fee
29	CIBX	Herbert Chisling, Mark Schwartz, Richard Katz	360	350	70,257.60	0.10000	Actual/360	No		Fee	No	Herbert Chisling, Mark Schwartz, Richard Katz	No	220,000	50,875	0	0	31,237	25,425	0
32	CIBX	Jeannine Devetter	300	300	71,308.48	0.10000	Actual/360	No		Fee	No	Jeannine Devetter	No	140,000	0	0	0	0	19,143	47,000
33	CIBX	Fred Cochran, Lawrence J. Fox	360	360	62,954.95	0.10000	Actual/360	No		Fee	No	Fred Cochran, Lawrence J. Fox	No	0	683,400	0	0	113,301	13,102	0
34	CIBX	Bradley C. Coleman	360	343	66,933.79	0.10000	Actual/360	No		Fee	No	Bradley C. Coleman	No	0	0	0	150,000	39,980	7,441	0
35	CIBX	Carl Zucker, Dan Luss, Samuel V. Hagopian Sr.	360	350	57,470.97	0.10000	Actual/360	No		Fee	No	Carl Zucker, Dan Luss, Samuel V. Hagopian Sr.	No	0	0	0	0	161,478	18,909	0
37	CIBX	Jonathan Penner	360	349	53,213.91	0.10000	Actual/360	No		Fee	No	Jonathan Penner	No	0	0	0	0	0	0	0
39	CIBX	Kimco Income Operating Partnership, L.P.	360	346	46,889.31	0.10000	Actual/360	No		Fee	No	Kimco Income Operating Partnership, L.P.	No	0	0	0	0	0	0	0
40	CIBX	P. Edwin Good, Jr., David B. Carson	360	360	40,086.21	0.10000	Actual/360	No		Fee	No	P. Edwin Good, Jr., David B. Carson	No	0	0	0	50,000	33,670	4,048	0
40.01	CIBX									Fee
40.02	CIBX									Fee
41	CIBX	Clover/Waldschmitt, L.L.C.	360	360	37,294.17	0.10000	Actual/360	No		Fee	No	Clover/Waldschmitt, L.L.C.	No	0	0	0	250,000	75,419	15,427	356,915
42	CIBX	Blake E. McGehee, Brandon McGehee, Molly M. Quinn	360	360	36,058.53	0.10000	Actual/360	No		Fee	No	Blake E. McGehee, Brandon McGehee, Molly M. Quinn	No	0	0	0	148,250	21,603	12,071	0
44	CIBX	Bavarian Holdings LLC, Williams Holdings LLC	300	294	44,486.63	0.10000	Actual/360	No		Fee/Leasehold	No	Bavarian Holdings LLC, Williams Holdings LLC	No	0	11,250	0	0	115,755	31,526	40,295
46	CIBX	Bhupendra M. Patel, Pankaj V. Patel	300	290	37,529.14	0.10000	Actual/360	No		Fee	No	Bhupendra M. Patel, Pankaj V. Patel	No	0	0	0	0	65,847	7,736	0
47	CIBX	Francis Greenburger	360	360	28,266.69	0.10000	Actual/360	No		Fee	No	Francis Greenburger	No	653	0	0	0	122,175	0	0
48	CIBX	Derek Shoffner Allison	360	353	31,401.58	0.10000	Actual/360	No		Fee	No	Derek Shoffner Allison	No	0	9,625	11,589	150,000	0	14,978	450,000

JPMCC 2012-CIBX
CIBX Mortgage Loan Schedule			PERIODIC ESCROW

									Grace Period
Loan ID #	Originator/Loan Seller	Mortgagor Name	Monthly Capex Reserve	Monthly Envir. Reserve	Monthly TI/LC Reserve	Monthly RE Tax Reserve	Monthly Ins. Reserve	Monthly Other Reserve	(Late Payment)	Cash-Management Agreement or Lockbox In-place	General Property Type	Defeasance Permitted	Interest Accrual Period	Final Maturity Date	Senior Participation Interest
6	CIBX	Warren H. Baker	0	0	0	0	0	0	0	Yes	Retail	Yes	Actual/360		No
7	CIBX	Kenneth N. Goldenberg, PREIT Associates, L.P.	5,711	0	10,417	92,846	11,437	0	0	Yes	Retail	Yes	Actual/360		No
8	CIBX	Yitzchak Tessler	0	0	30,000	67,636	0	0	0	Yes	Multifamily	Yes	Actual/360		No
9	CIBX	Gerald S. Kaufman, B. Jeremy Kaufman	5,104	0	286,500	137,817	9,585	0	0	Yes	Office	Yes	Actual/360		No
10	CIBX	CCHM Management Holdings Corp.	6,008	0	0	32,378	7,155	0	0	Yes	Multifamily	Yes	Actual/360		No
12	CIBX	Ally Visram, Rahul Chaudhary, Sushil V. Mohinani	1/12 of 3% of Gross Income	0	0	62,917	13,413	0	0	Yes	Hotel	Yes	Actual/360		No
13	CIBX	Abraham Fruchthandler, Rubin Schron	5,333	0	10,653	72,945	8,273	0	0	Yes	Industrial	Yes	Actual/360		No
14	CIBX	The Rose Corporation, Queen's Court Advisors Ltd.	8,604	0	43,020	56,021	8,808	0	0	Yes	Retail	Yes	Actual/360		No
14.01	CIBX										Retail				No
14.02	CIBX										Retail				No
14.03	CIBX										Retail				No
14.04	CIBX										Retail				No
14.05	CIBX										Retail				No
15	CIBX	Joshua L. Muss	1,858	0	7,431	12,174	3,242	0	0	Yes	Office	No	Actual/360		No
16	CIBX	Walter R. Samuels	3,543	0	15,117	20,357	18,699	0	0	Yes	Retail	Yes	Actual/360		No
17	CIBX	Sherwin N. Jarol	0	0	0	0	0	0	0	Yes	Industrial	Yes	Actual/360		No
18	CIBX	Bhupendra M. Patel, Pankaj V. Patel	1/12 of 4% of Gross Income	0	0	15,230	2,754	0	0	Yes	Hotel	Yes	Actual/360		No
18.01	CIBX										Hotel				No
18.02	CIBX										Hotel				No
19	CIBX	Abraham Fruchthandler	4,081	0	25,908	36,409	2,631	0	0	Yes	Office	Yes	Actual/360		No
20	CIBX	Elmhurst Corporation	1/12 of 4% of Gross Income	0	0	0	0	0	0	Yes	Hotel	Yes	Actual/360		No
21	CIBX	David T. Chase	3,628	0	14,930	65,683	3,381	28,750	0	Yes	Retail	Yes	Actual/360		No
22	CIBX	Alan M. Zimmer, Arlene Z. Schreiber, Herbert J. Zimmer, Jeffery L. Zimmer	3,278	0	12,500	12,071	2,318	0	0	Yes	Retail	Yes	Actual/360		No
23	CIBX	The Woodlands Land Development Company, L.P.	534	0	4,583	23,038	4,082	0	0	Yes	Retail	Yes	Actual/360		No
24	CIBX	Michael G. Zamagias	9,750	0	0	30,363	4,712	0	0	Yes	Retail	Yes	Actual/360		No
24.01	CIBX										Retail				No
24.02	CIBX										Retail				No
24.03	CIBX										Retail				No
24.04	CIBX										Retail				No
29	CIBX	Herbert Chisling, Mark Schwartz, Richard Katz	1,625	0	2,719	15,619	2,825	0	0	Yes	Retail	Yes	Actual/360		No
32	CIBX	Jeannine Devetter	7,926	0	10,808	16,585	1,914	0	0	Yes	Retail	Yes	Actual/360		No
33	CIBX	Fred Cochran, Lawrence J. Fox	4,560	0	0	12,589	6,551	0	0	Yes	Multifamily	Yes	Actual/360		No
34	CIBX	Bradley C. Coleman	1,505	0	0	20,129	1,916	0	0	Yes	Retail	Yes	Actual/360		No
35	CIBX	Carl Zucker, Dan Luss, Samuel V. Hagopian Sr.	928	0	5,000	20,185	1,891	0	0	Yes	Retail	Yes	Actual/360		No
37	CIBX	Jonathan Penner	0	0	0	0	0	0	0	Yes	Retail	Yes	Actual/360		No
39	CIBX	Kimco Income Operating Partnership, L.P.	1,397	0	7,500	0	0	0	0	Yes	Retail	Yes	Actual/360		No
40	CIBX	P. Edwin Good, Jr., David B. Carson	1,070	0	2,000	4,810	810	0	0	No	Retail	Yes	Actual/360		No
40.01	CIBX										Retail				No
40.02	CIBX										Retail				No
41	CIBX	Clover/Waldschmitt, L.L.C.	1,726	0	8,278	7,542	1,286	0	0	Yes	Office	Yes	Actual/360		No
42	CIBX	Blake E. McGehee, Brandon McGehee, Molly M. Quinn	467	0	4,167	3,600	3,080	0	0	Yes	Retail	Yes	Actual/360		No
44	CIBX	Bavarian Holdings LLC, Williams Holdings LLC	1/12 of 4% of Gross Income	0	0	28,939	3,503	40,295	0	Yes	Hotel	Yes	Actual/360		No
46	CIBX	Bhupendra M. Patel, Pankaj V. Patel	1/12 of 4% of Gross Income	0	0	5,487	1,289	0	0	Yes	Hotel	Yes	Actual/360		No
47	CIBX	Francis Greenburger	653	0	0	17,454	0	0	0	Yes	Retail	Yes	Actual/360		No
48	CIBX	Derek Shoffner Allison	505	0	3,365	3,685	1,152	0	0	Yes	Retail	Yes	Actual/360		No

EXHIBIT B

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

1.           Complete Servicing File. All documents comprising the Servicing File will be or have been delivered to the Master Servicer with respect to each Mortgage Loan by the deadlines set forth in the Pooling and Servicing Agreement and/or this Agreement.

2.           Whole Loan; Ownership of Mortgage Loans. Except with respect to each participation, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. Each participation is a senior portion (or a pari passu portion of a senior portion) of a whole mortgage loan evidenced by a senior note. Immediately prior to the sale, transfer and assignment to depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Seller), participation (other than with respect to participations) or pledge, and the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to participations), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

3.           Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance premiums) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Insolvency Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

4.           Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Insolvency Qualifications.

5.           Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the Trust against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

6.           Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of such Mortgaged Property; and (c) neither borrower nor guarantor has been released from its obligations under the Mortgage Loan. The material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect since June 8, 2012.

7.           Lien; Valid Assignment. Subject to the Insolvency Qualifications, each endorsement and assignment of Mortgage and assignment of Assignment of Leases from the Seller constitutes a legal, valid and binding endorsement or assignment from the Seller. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below)), except as the enforcement thereof may be limited by the Insolvency Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances) as of origination was, and as of the Cut-off Date to the Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances, and to the Seller’s knowledge and subject to the rights of tenants, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender’s title insurance policy (as described below). Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien on property described therein subject to Permitted Encumbrances, except as such enforcement may be limited by Insolvency Qualifications subject to the limitations described in clause (11) below. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

At the time of the assignment of the Mortgage Loans to the Depositor, the Seller had good and marketable title to and was the sole owner and holder of, each Mortgage Loan, free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Seller) and such assignment validly and effectively transfers and conveys all legal and beneficial ownership of the Mortgage Loans to the Depositor free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Seller).

8.           Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which the Mortgage Loan documents do not require to be subordinated to the lien of such Mortgage; and (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Crossed Mortgage Loan Group, provides that none of which items (a) through (f), individually or in the aggregate, materially interferes with the value, current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Seller thereunder and no claims have been paid thereunder. Neither the Seller, nor to the Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage, and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.           Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, there are no subordinate mortgages or junior liens encumbering the related Mortgaged Property. The Seller has no knowledge of any mezzanine debt related to the Mortgaged Property and secured directly by the ownership interests in the Mortgagor.

10.         Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Insolvency Qualifications; no person other than the related Mortgagor owns any interest in any payments due under such lease or leases that is superior to or of equal priority with the lender’s interest therein. The related Mortgage or related Assignment of Leases, subject to applicable law, provides for, upon an event of default under the Mortgage Loan, a receiver to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

11.         Financing Statements. Each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC 1 financing statement has been filed (except, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary to perfect a valid security interest in, the personal property (the creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate any Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC 1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC 2 or UCC 3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed.

12.         Condition of Property. The Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within four months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date, which indicates that, except as set forth in such engineering report or with respect to which repairs were required to be reserved for or made, all building systems for the improvements of each related Mortgaged Property are in good working order, and further indicates that each related Mortgaged Property (a) is free of any material damage, (b) is in good repair and condition, and (c) is free of structural defects, except to the extent (i) any damage or deficiencies that would not materially and adversely affect the use, operation or value of the Mortgaged Property or the security intended to be provided by such Mortgage or repairs with respect to such damage or deficiencies estimated to cost less than $50,000 in the aggregate per Mortgaged Property; (ii) such repairs have been completed; or (iii) escrows in an aggregate amount consistent with the standards utilized by the Seller with respect to similar loans it originates for securitization have been established, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs. The Seller has no knowledge of any material issues with the physical condition of the Mortgaged Property that the Seller believes would have a material adverse effect on the use, operation or value of the Mortgaged Property other than those disclosed in the engineering report and those addressed in sub-clauses (i), (ii) and (iii) of the preceding sentence.

13.           Taxes and Assessments. As of the date of origination and as of the Closing Date, all taxes and governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or if left unpaid could become a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that became due and delinquent and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real property taxes, governmental assessments and other outstanding governmental charges shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

14.           Condemnation. As of the date of origination and to the Seller’s knowledge as of the Closing Date, there is no proceeding pending or threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the use or operation of the Mortgaged Property.

15.           Actions Concerning Mortgage Loan. As of the date of origination and to the Seller’s knowledge as of the Closing Date, there was no pending, filed or threatened action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the use, operation or value of the Mortgaged Property, (f) the principal benefit of the security intended to be provided by the Mortgage Loan documents, (g) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan, or (h) the current principal use of the Mortgaged Property.

16.           Escrow Deposits. All escrow deposits and payments required pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Seller to depositor or its servicer and identified as such with appropriate detail. Any and all requirements under the Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before Closing Date, have been complied with in all material respects or the funds so escrowed have not been released unless such release was consistent with proper and prudent commercial mortgage servicing practices or such released funds were otherwise used for their intended purpose. No other escrow amounts have been released except in accordance with the terms and conditions of the related Mortgage Loan documents.

17.           No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property), and any requirements or conditions to disbursements of any loan proceeds held in escrow have been satisfied with respect to any disbursement of any such escrow fund prior to the Cut-off Date.

18.           Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” (for a Mortgage Loan with a principal balance below $35 million) and “A:VIII” (for a Mortgage Loan with a principal balance of $35 million or more) from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from Standard & Poor’s Ratings Service (collectively the “Insurance Rating Requirements”), in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (i) covers a period of not less than 12 months (or with respect to each Mortgage Loan with a principal balance of $35 million or more, 18 months); (ii) for a Mortgage Loan with a principal balance of $50 million or more contains a 180-day “extended period of indemnity”; and (iii) covers the actual loss sustained during restoration.

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Seller originating mortgage loans for securitization.

If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount at least equal to 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures owned by the mortgagor and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML or equivalent was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML or equivalent would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by Standard & Poor’s Ratings Service in an amount not less than 100% of the PML or the equivalent.

The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee. Each related

Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Seller.

19.         Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

20.         No Encroachments. To the Seller’s knowledge and based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy, (b) no improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy and (c) no improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or are insured by applicable provisions of the Title Policy.

21.         No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Seller.

22.         REMIC. The Mortgage Loan or AB Whole Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan or AB Whole Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan or AB Whole Loan and (B) either: (a) such Mortgage Loan or AB Whole Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan or AB Whole Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan or AB Whole Loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan or AB Whole Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan or AB Whole Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan or AB Whole Loan; or (b) substantially all of the proceeds of such Mortgage Loan or AB Whole Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan or AB Whole Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan or AB Whole Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or AB Whole Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan or AB Whole Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23.         Compliance. The terms of the Mortgage Loan documents evidencing such Mortgage Loan, comply in all material respects with all applicable local, state and federal laws and regulations, and the Seller has complied with all material requirements pertaining to the origination of the Mortgage Loans, including but not limited to, usury and any and all other material requirements of any federal, state or local law to the extent non-compliance would have a material adverse effect on the Mortgage Loan.

24.         Authorized to do Business. To the extent required under applicable law, as of the Closing Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan.

25.         Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee, and except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan, and except in connection with a trustee’s sale after a default by the related Mortgagor, no fees are payable to such trustee except for de minimis fees paid.

26.           Local Law Compliance. To the Seller’s knowledge, based solely upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use or operation of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations, (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property, or (d) title insurance coverage has been obtained for such nonconformity.

27.           Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy, consents, and other approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Seller’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy, consents, and other approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and for the Mortgagor and the Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws.

28.           Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) Mortgagor or guarantor shall have colluded with other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained in the case of (i) (A) misapplication, misappropriation or conversion of rents, insurance proceeds or condemnation awards, or (B) any security deposits not delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (ii) the Mortgagor’s fraud or intentional misrepresentation; (iii) willful misconduct by the Mortgagor or guarantor; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of material physical waste at the Mortgaged Property, which may, with respect to this clause (v), in certain instances, be limited to acts or omissions of the related Mortgagor, guarantor, property manager or their affiliates, employees or agents.

29.           Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment of not less than a specified percentage at least equal to 115% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance defined in (34) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan or AB Whole Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for any Mortgage Loan or AB Whole Loan originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan or AB Whole Loan outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan or AB Whole Loan originated after December 6, 2010, in the event of a taking of any portion of a Mortgaged Property by a state or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan or AB Whole Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan or AB Whole Loan.

In the case of any Mortgage Loan or AB Whole Loan originated after December 6, 2010, no such Mortgage Loan or AB Whole Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan or AB Whole Loan permits the release of cross-collateralization of the related Mortgaged Properties, other than in compliance with the REMIC Provisions.

30.         Financial Reporting and Rent Rolls. Each Mortgage requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements (i) with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis and (ii) for each Mortgage Loan with an original principal balance greater than $50 million shall be audited by an independent certified public accountant upon the request of the owner or holder of the Mortgage.

31.         Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms.

32.         Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Seller lending on the security of property comparable to the related Mortgaged Property, such as transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any controlling equity interest in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any companion interest of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the mortgagee relative to such transfer or encumbrance.

33.         Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Principal Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Principal Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34.         Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date, and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 115% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (vi) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to deliver an opinion of counsel that the trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35.         Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD loans and situations where default interest is imposed.

36.         Ground Leases. For purposes of this Agreement, a “Ground Lease” shall mean a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a ground leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the ground lease and any estoppel or other agreement received from the ground lessor in favor of the Seller, its successors and assigns, the Seller represents and warrants that:

(A)       The ground lease or a memorandum regarding such ground lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The ground lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. To the Seller’s knowledge, no material change in the terms of the ground lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(B)        The lessor under such ground lease has agreed in a writing included in the related Mortgage File (or in such ground lease) that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns;

(C)         The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(D)        The ground lease is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances;

(E)         The ground lease does not place commercially unreasonable restrictions on the identity of the lender and the ground lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(F)         The Seller has not received any written notice of default under or notice of termination of such ground lease. To the Seller’s knowledge, there is no default under such ground lease and no condition that, but for the passage of time or giving of notice, would result in a default under the terms of such ground lease. Such ground lease is in full force and effect as of the Closing Date;

(G)        The ground lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, provides that no notice of default or termination is effective unless such notice is given to the lender, and requires that the ground lessor will supply an estoppel;

(H)        A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings) to cure any default under the ground lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the ground lease;

(I)          The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Seller in connection with loans originated for securitization;

(J)          Under the terms of the ground lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (K)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(K)       In the case of a total or substantial taking or loss, under the terms of the ground lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(L)       Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding.

37.         Servicing. The servicing and collection practices used by the Seller in respect of each Mortgage Loan complied in all material respects with all applicable laws and regulations and was in all material respects legal, proper and prudent, in accordance with Seller’s customary commercial mortgage servicing practices.

38.         ARD Loans. Each Mortgage Loan identified in the Mortgage Loan Schedule as an ARD Loan starts to amortize no later than the Due Date of the calendar month immediately after the calendar month in which such ARD Loan closed and substantially fully amortizes over its stated term, which term is at least 60 months after the related Anticipated Repayment Date. Each ARD Loan has an Anticipated Repayment Date not less than five years following the origination of such Mortgage Loan. If the related Mortgagor elects not to prepay its ARD Loan in full on or prior to the Anticipated Repayment Date pursuant to the existing terms of the Mortgage Loan or a unilateral option (as defined in Treasury Regulations under Section 1001 of the Code) in the Mortgage Loan exercisable during the term of the Mortgage Loan, (i) the Mortgage Loan’s interest rate will step up to an interest rate per annum as specified in the related Mortgage Loan documents; provided, however, that payment of such Excess Interest shall be deferred until the principal of such ARD Loan has been paid in full; (ii) all or a substantial portion of the Excess Cash Flow (which is net of certain costs associated with owning, managing and operating the related Mortgaged Property) collected after the Anticipated Repayment Date shall be applied towards the prepayment of such ARD Loan and once the principal balance of an ARD Loan has been reduced to zero all Excess Cash Flow will be applied to the payment of accrued Excess Interest; and (iii) if the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee on the basis of a debt service coverage test, the subject debt service coverage ratio shall be calculated without taking account of any increase in the related Mortgage Interest Rate on such Mortgage Loan’s Anticipated Repayment Date. No ARD Loan provides that the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee solely because of the passage of the related Anticipated Repayment Date.

39.         Rent Rolls; Operating Histories. The Seller has obtained a rent roll (the “Certified Rent Roll(s)”) other than with respect to hospitality properties certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The Seller has obtained operating histories (the “Certified Operating Histories”) with respect to each Mortgaged Property certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The Certified Operating Histories collectively report on operations for a period equal to (a) at least a continuous three-year period or (b) in the event the Mortgaged Property was owned, operated or constructed by the Mortgagor or an affiliate for less than three years then for such shorter period of time, it being understood that for mortgaged properties acquired with the proceeds of a Mortgage Loan, Certified Operating Histories may not have been available.

40.         No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the Closing Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Seller’s knowledge, there is (a) no, and since origination there has been no, material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Seller in Exhibit C to this Agreement. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41.         Bankruptcy. In respect of each Mortgage Loan, the related Mortgagor is not a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar proceeding.

42.         Organization of Mortgagor. The Seller has obtained an organizational chart or other description of each Mortgagor which identifies all beneficial controlling owners of the Mortgagor (i.e., managing members, general partners or similar controlling person for such Mortgagor) (the “Controlling Owner”) and all owners that hold a 20% or greater direct ownership share (i.e., the “Major Sponsors”). The Seller (1) required questionnaires to be completed by each Controlling Owner and guarantor or performed other processes designed to elicit information from each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and (2) performed or caused to be performed searches of the public records or services such as Lexis/Nexis, or a similar service designed to elicit information about each Controlling Owner, Major Sponsor and guarantor regarding such Controlling Owner’s, Major Sponsor’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and provided, however, that records searches were limited to the last 10 years. ((1) and (2) collectively, the “Sponsor Diligence”). Based solely on the Sponsor Diligence, to the knowledge of the Seller, no Major Sponsor or guarantor (i) was in a state of federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state of federal bankruptcy or insolvency, or (iii) had been convicted of a felony.

43.         Environmental Conditions. At origination, each Mortgagor represented and warranted that to its knowledge no hazardous materials or any other substances or materials which are included under or regulated by Environmental Laws are located on, or have been handled, manufactured, generated, stored, processed, or disposed of on or released or discharged from the Mortgaged Property, except as disclosed by a Phase I environmental assessment (or a Phase II environmental assessment, if applicable) delivered in connection with the origination of the Mortgage Loan or except for those substances commonly used in the operation and maintenance of properties of kind and nature similar to those of the Mortgaged Property in compliance with all Environmental Laws and in a manner that does not result in contamination of the Mortgaged Property. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not reveal any known circumstance or condition that rendered the Mortgaged Property at the date of the ESA in material noncompliance with applicable Environmental Laws or the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) or the need for further investigation, or (ii) if any material noncompliance with Environmental Laws or the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) 125% of the funds reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint, or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-off Date, and, as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as administratively “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance; or (F) a party related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance is required to take action. The ESA will be part of the Servicing File; and to the Seller’s knowledge, except as set forth in the ESA, there is no (1) known circumstance or condition that rendered the Mortgaged Property in material noncompliance with applicable Environmental Laws, (ii) Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor), or (iii) need for further investigation.

In the case of each Mortgage Loan set forth on Schedule I to this Agreement, (i) such Mortgage Loan is the subject of an environmental insurance policy, issued by the issuer set forth on Schedule I (the “Policy Issuer”) and effective as of the date thereof (the “Environmental Insurance Policy”), (ii) as of the Cut-off Date the Environmental Insurance Policy is in full force and effect, there is no deductible and the trustee is a named insured under such policy, (iii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Mortgagor (A) was required to remediate the identified condition prior to closing the Mortgage Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by the Seller, for the remediation of the problem, and/or (B) agreed in the Mortgage Loan documents to establish an operations and maintenance plan after the closing of the Mortgage Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iv) on the effective date of the Environmental Insurance Policy, the Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a Mortgagor questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least five years beyond the maturity of the Mortgage Loan.

44.         Lease Estoppels. With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property leased to a single tenant, the Seller reviewed such estoppel obtained from such tenant no earlier than 90 days prior to the origination date of the related Mortgage Loan, and to the Seller’s knowledge based solely on the related estoppel certificate, the related lease is in full force and effect or if not in full force and effect the related space was underwritten as vacant, subject to customary reservations of tenant’s rights, such as, without limitation, with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions. With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property, the Seller has received lease estoppels executed within 90 days of the origination date of the related Mortgage Loan that collectively account for at least 65% of the in-place base rent for the Mortgaged Property or set of cross-collateralized properties that secure a Mortgage Loan that is represented on the Certified Rent Roll. To the Seller’s knowledge, each lease represented on the Certified Rent Roll is in full force and effect, subject to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.

45.         Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage

Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46.         Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to this Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47.         Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other Mortgage Loan that is outside the pool of Mortgage Loans.

48.         Advance of Funds by the Seller. No advance of funds has been made by the Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the Closing Date.

49.         Compliance with Anti-Money Laundering Laws. The Seller has complied with its internal procedures with respect to all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 in connection with the origination of the Mortgage Loan.

50.         Litigation. Whether or not a Mortgage Loan was originated by the Seller, to the Seller’s knowledge, with respect to each Mortgage Loan originated by the Seller and each Mortgage Loan originated by any Person other than the Seller, as of the date of origination of the related Mortgage Loan, and, to the Seller’s actual knowledge, with respect to each Mortgage Loan originated by the Seller and any prior holder of the Mortgage Loan, as of the Closing Date, there are no actions, suits, arbitrations or governmental investigations or proceedings by or before any court or other governmental authority or agency now pending against or affecting the Mortgagor under any Mortgage Loan or any of the Mortgaged Properties which, if determined against such Mortgagor or such Mortgaged Property, would materially and adversely affect the value of such Mortgaged Property, the security intended to be provided with respect to the related Mortgage Loan, or the ability of such Mortgagor and/or the current use of such Mortgaged Property to generate net cash flow to pay principal, interest and other amounts due under the related Mortgage Loan; and to the Seller’s actual knowledge there are no such actions, suits or proceedings threatened against such Mortgagor.

For purposes of these representations and warranties, the phrases “the Seller’s knowledge” or “the Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the officers and employees of the Seller directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein. All information contained in documents which are part of or required to be part of a Servicing File, as specified in the Pooling and Servicing Agreement (to the extent such documents exist or existed), shall be deemed to be within the Seller’s knowledge including but not limited to any written notices from or on behalf of the borrower.

“Servicing File.” A copy of the Mortgage File and documents and records not otherwise required to be contained in the Mortgage File that (i) relate to the origination and/or servicing and administration of the Mortgage Loans, (ii) are reasonably necessary for the ongoing administration and/or servicing of the Mortgage Loans or for evidencing or enforcing any of the rights of the holder of the Mortgage Loans or holders of interests therein and (iii) are in the possession or under the control of the Seller, provided that the Seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

EXHIBIT C

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
2	Plaza Centro (Loan No. 16)
(Whole Loan; Ownership of Mortgage Loans) – In keeping with the laws of Puerto Rico, the Mortgage Note evidencing the related Mortgage Loan is secured by a perfected, first-priority pledge of a mortgage lien encumbering the related Mortgaged Property.

3	Doubletree Hotel & Suites-Pittsburgh, PA (Loan No. 20)
(Loan Document Status) – The related Mortgage Loan was made to the owner of a leasehold estate in the related Mortgaged Property, but secured by a lien encumbering both the fee estate (owned by a non-Single Purpose Entity affiliate) and the leasehold estate.  The fee owner is not a party to the related Mortgage Note or to certain other of the Mortgage Loan documents other than the Mortgage and Assignment of Leases.

3	Cottonwood Building (Loan No. 41)
(Loan Document Status) – The related Mortgage Loan is secured by an “Indemnity Deed of Trust” under Maryland law.  The borrower of the Mortgage Loan is not the owner of the related Mortgaged Property; the owner of the Property has given a guaranty of the related Mortgage Loan, subject to the exculpatory provisions set forth in the related Mortgage Loan documents, which guaranty is secured by the “Indemnity Deed of Trust” and certain other documents.

5	Hampton Inn—Asheboro, NC (Loan No. 46)
(Hospitality Provisions) – A comfort letter was issued for the benefit of the Mortgage Loan Seller. Pursuant to the terms of the comfort letter, the related licensor will recognize the Trust, provided the Mortgage Loan Seller notifies such licensor within 30 days of assignment of the related Mortgage Loan to the Trust.

5	Doubletree Hotel & Suites-Pittsburgh, PA (Loan No. 20)
(Hospitality Provisions) – A comfort letter was issued for the benefit of the Mortgage Loan Seller. Pursuant to the terms of the comfort letter, the related licensor will recognize the Trust, provided the Mortgage Loan Seller notifies such licensor within 30 days of assignment of the related Mortgage Loan to the Trust.

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
5	Doubletree by Hilton JFK Airport (Loan No. 12)
(Hospitality Provisions) – A comfort letter was issued for the benefit of the Mortgage Loan Seller. Pursuant to the terms of the comfort letter, the related licensor will recognize the Trust, provided the Mortgage Loan Seller notifies such licensor within 30 days of assignment of the related Mortgage Loan to the Trust.

5	Residence Inn & Courtyard by Marriott—Greensboro (Loan No. 18)
(Hospitality Provisions) – A comfort letter was issued for the benefit of the Mortgage Loan Seller.  The comfort letter is not assignable.  Pursuant to the terms of the comfort letter, the Trust may obtain a replacement letter upon request within 90 days of assignment of the related Mortgage Loan to the Trust.

5	The Connecticut Avenue Days Inn—Washington, DC (Loan No. 44)
(Hospitality Provisions) – A tri-party agreement was entered into among the related franchisor, the Mortgagor and the Mortgage Loan Seller. Pursuant to the terms of the comfort letter, the Mortgage Loan Seller is required to assign its rights under such tri-party agreement to the Trust in connection with the assignment of the related Mortgage Loan to the Trust, and to give notice to the franchisor of such assignment.

6	Brooklyn Renaissance (Loan No. 15)	(Mortgage Status; Waivers and Modifications) – A letter agreement to the related Loan Agreement was entered into on June 12, 2012.
7	Lincoln Park Retail (Loan No. 6)
(Lien; Valid Assignment) – Harris Bank, N.A., a tenant at the related Mortgaged Property, has a right of first offer to purchase its demised premises (the “Harris Bank Premises”), which is a portion of the Mortgaged Property, in the event the Mortgagor shall elect to sell or transfer any portion of the Mortgaged Property containing the Harris Bank Premises; provided, however, any transfer of the Mortgaged Property in connection with a foreclosure or other realization upon a mortgage encumbering the Harris Bank Premises (a “Foreclosure”) shall not give rise to such tenant’s right.  Further, a subordination, non-disturbance and attornment agreement obtained from such tenant at the closing of the

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception

Mortgage Loan provides that the Harris Bank lease and the rights of such tenant thereunder are subordinate to the Mortgage Loan, and such tenant agreed that its right of first offer to purchase the Harris Bank Premises shall not apply to a Foreclosure or a transfer of the Mortgaged Property thereafter to a successor owner provided such successor owner is the Mortgage Loan seller or its successors, assigns, nominee or designee (including, without limitation, a REMIC trust).

7	The Connecticut Avenue Days Inn—Washington, DC (Loan No. 44)
(Lien; Valid Assignment) – The related Mortgaged property consists of two parcels, (a) the Mortgagor’s leasehold interest in a ground lease (the “CADI Ground Lease”) covering certain land (the “CADI Fee Estate”) upon which the Days Inn hotel is situated, and (b) the Mortgagor’s fee interest in a nearby parking garage (the “CADI Parking Garage”).  Pursuant to the CADI Ground Lease, the owner of the CADI Fee Estate has a purchase option and right of first refusal to purchase the Mortgagor’s fee interest in the CADI Parking Garage upon the termination of the CADI Ground Lease (collectively, the “CADI Fee Owner’s Purchase Rights”).  The CADI Ground Lease limits the CADI Fee Owner’s Purchase Rights as follows:

(1) the CADI Fee Owner’s Purchase Rights are subject and subordinate to the related Mortgage, and any acquisition of the CADI Parking Garage or any portion thereof pursuant to the CADI Fee Owner’s Purchase Rights shall result in title to the CADI Parking Garage passing subject and subordinate to the lien of the related Mortgage; and (2) the owner of the CADI Fee Estate may not exercise any of the CADI Fee Owner’s Purchase Rights unless and until each of the following has occurred:  (i) the termination of the CADI Ground Lease, the related leasehold estate and all of the related Mortgagor’s rights as tenant under the CADI Ground Lease; and (ii) the failure of the holder of the related Mortgage Loan to exercise its rights to obtain a new lease pursuant to Section 27 of the CADI Ground Lease, and (iii) the date upon which the fee owner of the CADI Fee Estate takes back exclusive possession and occupancy thereof without any obligation (pursuant to the CADI Ground Lease and the related rights of the holder of the related Mortgage Loan) to enter into a new lease with the holder of the

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
Mortgage Loan or its designee.
7	Slate Portfolio (Loan No. 14)
(Lien; Valid Assignment) – Kennywood Park Corporation, a Pennsylvania corporation (“KPC”), a prior owner of the Kennywood Property (as defined in the related Mortgage Loan documents), was granted a right of repurchase with respect to the Kennywood Property in a deed dated and recorded March 29, 1973.  KPC has a right to purchase, at any time within a period of 40 years from the date of such deed, all or any portion of the Kennywood Property, that is offered for sale, at a price equal to any bona fide offer made to the then-owner of the Kennywood Property.

8	The Illini Tower (Loan No. 10)
(Permitted Liens; Title Insurance) – The related Title Policy takes an exception for the 2nd installment of real estate taxes for 2010, which was payable at the closing of the related Mortgage Loan but would not become delinquent until September 1, 2011.  A reserve in the amount of such tax payment was taken at closing, and such amount was paid on August 16, 2011.

8	One Upland Road (Loan No. 17)
(Permitted Liens; Title Insurance) – The related Title Policy takes an exception for possible water and sewer charges, if any; the amount of any such water and sewer charges were not available at the closing of the related Mortgage Loan.

9	Lincoln Park Retail (Loan No. 6)
(Junior Liens) – There is a Mezzanine Loan in the original principal amount of $6,229,072 as of the origination date of the related Mortgage Loan by SBAF Mortgage Fund I/Holding – Elston LLC to ED Mezzanine LLC, owner of the related Mortgagor, secured by pledges of 100% of the beneficial interests in the Mortgagor.  In connection with the mezzanine loan, the Mortgage Loan Seller and the mezzanine lender entered into an intercreditor agreement, a copy of which is included in the related Mortgage File.

9	55 John Street (Loan No. 8)
(Junior Liens) – There is a Mezzanine Loan in the original principal amount of $9,250,000.00 by PCI Investors Fund II LLC to 55 John Associates LLC, owner of the related Mortgagor, secured by pledges of 100% of the beneficial interests in the Mortgagor.  In connection with the mezzanine loan, the Mortgage Loan Seller and the mezzanine lender entered into an intercreditor agreement, a

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
copy of which is included in the related Mortgage File.
10	Plaza Centro (Loan No. 16)
(Assignment of Leases and Rents) – In accordance with Puerto Rico law, the related Assignment of Leases is not a recorded instrument.  Furthermore, an Assignment of Leases may create a security interest only in leases existing as of the grant of such Assignment of Leases.  The related Mortgage Loan documents, however, obligate the related Mortgagor to provide updated instruments quarterly (and, upon the signing of any “Major Lease” (as defined in such Mortgage Loan documents), immediately) to update such Assignment of Leases and grant an updated security interest.

10	Doubletree by Hilton JFK Airport (Loan No. 12)
(Assignment of Leases and Rents) – Prior to the origination of the Mortgage Loan, the related Mortgagor had entered into licenses granting unrelated third parties the right to use certain portions of the rooftop of the hotel building for the installation and operation of antennae; prior to the origination of the Mortgage Loan, the Mortgagor had sold the right to receive payments under such licenses, so that the holder of the related Mortgage and Assignment of Leases has no right to receive such payments.

12
The Court at Oxford Valley (Loan No. 7), 55 John Street (Loan No. 8), Centre Market Building (Loan No. 9), The Illini Tower (Loan No. 10), Doubletree by Hilton JFK Airport (Loan No. 12), Slate Portfolio (Loan No. 14), Brooklyn Renaissance (Loan No. 15), Plaza Centro (Loan No. 16), One Upland Road (Loan No. 17), Residence Inn & Courtyard by Marriott—Greensboro (Loan No. 18), Bentonville Plaza (Loan No. 19), Doubletree Hotel & Suites—Pittsburgh, PA (Loan No. 20), Dunning Farms Shopping Center (Loan No. 21), Long Leaf Mall (Loan No. 22), Beneva
(Condition of Property) – The property condition assessment on each listed loan was prepared more than twelve months prior to the Cut-off Date.

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
Place (Loan No. 33), Nittany Commons (Loan No. 34), 5422 New Hope Commons Drive (Loan No. 37), Pine Tree Plaza (Loan No. 39), Hampton Inn—Asheboro, NC (Loan No. 46)
14	Dunning Farms Shopping Center (Loan No. 21)
(Condemnation) – The related Mortgaged Property is located in the Town of Wallkill, New York (the “Town”) and abuts public road Route 17.  The Town has plans to develop a “tunnel road” that will pass under Route 17 connecting the shopping center known as “the Galleria Mall” located to the east of the related Mortgaged Property with the related Mortgaged Property and the shopping center known as Orange Plaza located adjacent to the Mortgaged Property, by connecting Schutt Road (located to the west of the Mortgaged Property) to Galleria Drive (located east of the Mortgaged Property) and, therefore, providing revised access to the related Mortgaged Property (such proposed project, the “Tunnel Road Project”).  The road (the “Road”) to be constructed as part of the Tunnel Road Project is contemplated to be a public road owned by the Town.  The current proposed routing of the Tunnel Road Project involves the acquisition by the Town of substantially all of the related Mortgaged Property’s entry drive (the “Dunning Farms Shopping Center Road”) at Dunning Road, so that the Road can be located substantially in the same location as Dunning Farms Shopping Center Road, with the Road continuing along substantially the current location of Dunning Farms Shopping Center Road to the eastern edge of the related Mortgaged Property and then passing to the north of the Babies R’ Us and Toys R’ Us stores located at the related Mortgaged Property, where the Road will go under Route 17 and connect to Galleria Drive.

18	Lincoln Park Retail (Loan No. 6)
(Insurance) – A portion of the related Mortgaged Property is leased to Kohl’s Illinois, Inc. (“Kohl’s”; such lease, the “Kohl’s Lease”).  Kohl’s is required to obtain and maintain casualty and liability insurance in accordance with the terms of the Kohl’s Lease.  The Mortgage Loan documents provide that if (i) the Kohl’s Lease is in full force and effect, (ii) Kohl’s is current in regard to payment of rent and no other default beyond any applicable notice and cure period has

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception

occurred and is continuing under the Kohl’s Lease, and (iii) Kohl’s (or the guarantor, if any, of the tenant’s obligations under the Kohl’s Lease) is “investment grade” (as defined in the related Mortgage Loan documents), Kohl’s shall have the right to self-insure in respect of the portion of the Property demised under the Kohl’s Lease in accordance with the terms of the Kohl’s Lease.

18	Nittany Commons (Loan No. 34)
(Insurance) – The related Mortgage Loan documents permit the tenant known as Giant Food Stores (the “Specified Tenant”) to self-insure in respect of its demised premises so long as  (i) the Specified Tenant Lease is in full force and effect, (ii) the Specified Tenant is current in regard to payment of rent and no other default beyond any applicable notice and cure period has occurred and is continuing under the Specified Tenant Lease, and (iii) the Specified Tenant is investment grade.  The term “investment grade” shall mean that the Specified Tenant (a) is rated not less than “BBB-” (without any conditional rating, and not on ratings watch for a downgrade) by S&P (or the comparable ratings by Moody’s or Fitch), or such other rating from each such Rating Agency as shall then be its lowest investment-grade rating, and (b) is not rated lower than the minimum investment-grade rating then established by any other Rating Agency.

18	Slate Portfolio (Loan No. 14)
(Insurance) – A portion of the related Mortgaged Property is leased to K MART CORPORATION, a Michigan corporation (“Kmart”; such lease, the “Kmart Lease”).  Kmart is required to obtain and maintain casualty and liability insurance in accordance with the terms of the Kmart Lease.  The Mortgage Loan documents provide that if (i) the Kmart Lease is in full force and effect, (ii) no other default beyond any applicable notice and cure period has occurred and is continuing under the Kmart Lease, and (iii) Kmart maintains a Rating Criteria (as defined in the related Mortgage Loan documents) of at least BB from S&P, Kmart shall have the right to self-insure in respect of the portion of the Property demised under the Kmart Lease in accordance with the terms of the Kmart Lease.

18	With respect to each Mortgage Loan being sold by CIBX (Loan Nos. 6, 7, 8,	(Insurance) – Except as noted below, in lieu of the business interruption or rental loss insurance requirements set forth in the representation, the Mortgage Loan Seller represents that

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
9, 10, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 29, 32, 33, 34, 35, 37, 39, 40, 41, 42, 44, 46, 47, 48)
(A) the Mortgaged Property is covered by such insurance either (i) for a period of not less than 12 months (or with respect to each Mortgage Loan with a principal balance of $35 million or more, 18 months), or (ii) for an amount not less than the underwritten revenues for a period of 12 months (or with respect to each Mortgage Loan with a principal balance of $35 million or more, 18 months), or (iii) for the actual loss sustained; and (B) with respect to each Mortgage Loan with a principal balance of $50 million or more, such insurance provides for an “extended period of indemnity” of not less than 180 days; and (C) the related Mortgage Loan documents require that the Mortgagor maintain coverage not less favorable than that in place as of the closing of the related Mortgage Loan.

18	Lincoln Park Retail (Loan No. 6)
(Insurance) – With respect to the related Mortgage Loan, the Mortgage Loan documents require (and the Mortgagor has in place) rental loss insurance for 12 months but with an extended period of indemnity of three (3) months.

18	The Court at Oxford Valley (Loan No. 7)	(Insurance) – Rental loss insurance is for 12 months, with an extended period of indemnity of an additional 365 days.
18	55 John Street (Loan No. 8)	(Insurance) – Rental loss insurance is for 24 months, and no extended period of indemnity applies.
18	Centre Market Building (Loan No. 9)	(Insurance) – Rental loss insurance is for 12 months, with an extended period of indemnity of an additional 365 days.
18	Doubletree by Hilton JFK Airport (Loan No. 12)	(Insurance) – Rental loss insurance is for the actual loss sustained for a period of 12 months, up to $40 million only.
18	With respect to each Mortgage Loan being sold by CIBX (Loan Nos. 6, 7, 8, 9, 10, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 29, 32, 33, 34, 35, 37, 39, 40, 41, 42, 44, 46, 47, 48)
(Insurance) – In lieu of the flood insurance requirements set forth in the representation, the Mortgage Loan Seller represents that the related Mortgage Loan documents require flood insurance in an amount equal to the lesser of:  (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement basis (or the unpaid balance of the related Mortgage Loan if replacement cost coverage is not available for the type of building insured); or (ii) such lesser amount as is generally required by the Mortgage Loan Seller.

18	Lincoln Park Retail (Loan	(Insurance) – A portion of the related Mortgaged Property is

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
No. 6)
leased to Kohl’s Illinois, Inc. (“Kohl’s”; such lease, the “Kohl’s Lease”).  Kohl’s is required to obtain and maintain casualty and liability insurance in accordance with the terms of the Kohl’s Lease.  The Mortgage Loan documents provide that if (i) the Kohl’s Lease is in full force and effect, (ii) Kohl’s is current in regard to payment of rent and no other default beyond any applicable notice and cure period has occurred and is continuing under the Kohl’s Lease, and (iii) Kohl’s (or the guarantor, if any, of the tenant’s obligations under the Kohl’s Lease) is “investment grade” (as defined in the related Mortgage Loan documents), Kohl’s shall have the right to self-insure in respect of the portion of the Property demised under the Kohl’s Lease in accordance with the terms of the Kohl’s Lease.

18	Nittany Commons (Loan No. 34)
(Insurance) – The related Mortgage Loan documents permit the tenant known as Giant Food Stores (the “Specified Tenant”) to self-insure in respect of its demised premises so long as (i) the Specified Tenant Lease is in full force and effect, (ii) the Specified Tenant is current in regard to payment of rent and no other default beyond any applicable notice and cure period has occurred and is continuing under the Specified Tenant Lease, and (iii) the Specified Tenant is investment grade.  The term “investment grade” shall mean that the Specified Tenant (a) is rated not less than “BBB-” (without any conditional rating, and not on ratings watch for a downgrade) by S&P (or the comparable ratings by Moody’s or Fitch), or such other rating from each such Rating Agency as shall then be its lowest investment-grade rating, and (b) is not rated lower than the minimum investment-grade rating then established by any other Rating Agency.

18	Pine Tree Plaza (Loan No. 39)	(Insurance) – The related Mortgage Loan documents provide that prior notice to the lender upon termination is only required “to the extent obtainable”.
18	The Shoppes at Seven Oaks (Loan No. 47)
(Insurance) – The related Mortgage Loan documents provide that, upon completion of restoration (and payments of all costs thereof) following a casualty, if there are surplus insurance proceeds, such proceeds will be released to the related Mortgagor upon the satisfaction of certain conditions specified in the related Mortgage Loan documents.

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
18	55 John Street (Loan No. 8)
(Insurance) – The liability insurance that the related Mortgagor presently maintains for the related Mortgaged Property is subject to (and the related Mortgage Loan documents permit) a deductible of $5,000.  The amount of such deductible may be considered higher than customary.

18	The Illini Tower (Loan No. 10)
(Insurance) – The windstorm insurance that the related Mortgagor presently maintains for the related Mortgaged Property is subject to (and the related Mortgage Loan documents permit) a deductible of five percent (5%) of the insured value of the Mortgaged Property.  The liability insurance that the Mortgagor presently maintains for the Mortgaged Property is subject to (and the Mortgage Loan documents permit) a deductible of $25,000.  The amount of such deductibles may be considered higher than customary.

18	Long Leaf Mall (Loan No. 22)
(Insurance) – The windstorm insurance that the related Mortgagor presently maintains for the related Mortgaged Property is subject to (and the related Mortgage Loan documents permit) a deductible of two percent (2%) of the insured value of the Mortgaged Property.  The amount of such deductible may be considered higher than customary.

18	20 & 25 Waterway (Loan No. 23)
(Insurance) – The property insurance that the related Mortgagor presently maintains for the related Mortgaged Property is subject to (and the related Mortgage Loan documents permit) a deductible of $100,000.  The windstorm insurance that the Mortgagor presently maintains for the Mortgaged Property is subject to (and the Mortgage Loan documents permit) a deductible of five percent (5%) of the insured value of the Mortgaged Property (with a minimum deductible of $500,000).  The liability insurance that the Mortgagor presently maintains for the Mortgaged Property is subject to (and the Mortgage Loan documents permit) a deductible of $25,000.  The amount of such deductibles may be considered higher than customary.

18	Beneva Place (Loan No. 33)
(Insurance) – The windstorm insurance that the related Mortgagor presently maintains for the related Mortgaged Property is subject to (and the related Mortgage Loan documents permit) a deductible of five percent (5%) of the insured value of the Mortgaged Property per building per occurrence (with a minimum deductible of $25,000 per

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
occurrence). The amount of such deductible may be considered higher than customary.
18	Plaza at Bellaire II (Loan No. 35)
(Insurance) – The windstorm insurance that the related Mortgagor presently maintains for the related Mortgaged Property is subject to (and the related Mortgage Loan documents permit) a deductible of one percent (1%) of the insured value of the Mortgaged Property.  The amount of such deductible may be considered higher than customary.

18	5422 New Hope Commons Drive (Loan No. 37)
(Insurance) – The liability insurance that Dick’s Sporting Goods, Inc. (“Dick’s”) presently maintains for the related Mortgaged Property is subject to (and the related Mortgage Loan documents permit) a self-insured retention of $350,000 in respect of such insurance.  The amount of such self-insured retention may be considered higher than customary.

18	Pine Tree Plaza (Loan No. 39)
(Insurance) – The liability insurance that the related Mortgagor presently maintains for the related Mortgaged Property is subject to (and the related Mortgage Loan documents permit) a deductible of $10,000 for liability in connection with lead.  The amount of such deductible may be considered higher than customary.

18	The Shoppes at Seven Oaks (Loan No. 47)
(Insurance) – The windstorm insurance that the related Mortgagor presently maintains for the related Mortgaged Property is subject to (and the related Mortgage Loan documents permit) a deductible of $100,000.  The amount of such deductible may be considered higher than customary.

19	Lincoln Park Retail (Loan No. 6)
(Access; Utilities; Separate Tax Lots) – As of the date of the closing of the Mortgage Loan, the Mortgaged Property consists of multiple tax lots, a portion of which tax lots include property other than Mortgaged Property (“Other Real Estate”).  On October 31, 2011, the related Mortgagor filed with the Assessor’s Office for Cook County, State of Illinois (the “Tax Assessor”) a Petition For Division and/or Consolidation of Property for the Tax Year 2012.  To the extent tax escrows are required under the Mortgage Loan documents, the Mortgage Loan documents contemplated that real estate taxes due and payable on the Other Real Estate will be escrowed by the Borrower until such time as the Other Real Estate is assigned a tax parcel identification

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
number separate and distinct from the Mortgaged Property.
20	The Illini Tower (Loan No. 10)
(No Encroachments) – The related building encroaches 13.3 feet into the front setback along Chalmers Street and 10.1 feet into the front setback along Fifth Street.  The property is considered a non-conforming structure and is permitted to continue unless the cost to repair following fire or casualty exceeds 50% of the value immediately prior to the time of such damage.

20	Amite Crossing (Loan No. 42)
(No Encroachments) – The building at the related Mortgaged Property encroaches upon a 50’ drainage servitude and a 62’ drainage servitude.  According to a letter dated May 14, 2012, from the City of Denham Springs, LA (the “City”), the City intends to vacate these servitudes as they are no longer needed for public use, and to add a new 15’ drainage servitude along the eastern (unimproved) portion of the related Mortgaged Property; the holder of the Mortgage is obligated to subordinate the lien of the Mortgage to the new drainage servitude as more fully set forth in the related Mortgage Loan documents.  The related Mortgage Loan documents require the related Mortgagor to use best efforts to deliver a survey showing that the City has vacated the servitudes upon which the building encroaches and has added the new 15’ drainage servitude.

26	Lincoln Park Retail (Loan No. 6)
(Local Law Compliance) – There are thirteen (13) outstanding building code violations with respect to the related Mortgaged Property.  The related Mortgage Loan documents provide that all such violations shall be remediated and removed from the public record promptly after the closing of the Mortgage Loan, as immediate repair items; a reserve fund was established at the closing of the related Mortgage Loan as security for the performance of all immediate repair items (even though certain of the violations were deemed to be of de minimis cost to repair, and thus no funds were specifically allocated to those violations).  In addition, the Mortgaged Property consists of, among other things, a building operated as a “Kohl’s” store (the “Kohl’s Building”), a building operated as a “Best Buy” store (“Best Buy Building”) and a parking garage (the “Garage”; the Kohl’s Building, the Best Buy Building and the Garage are collectively, the “Buildings”).   Conditional certificates of occupancy exist for each of the Buildings, provided,

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception

however, (i) the occupancy for each of the Buildings expressly excludes the required landscaping for each of the Buildings, and (ii) for the Garage, the certificate is conditioned on submittal of “approved landscape drawings and CDOT driveway permits.”   The Mortgage Loan documents contain a representation by the related Mortgagor that the inspections have been performed by the applicable governmental authority and all that remains to be performed by the Mortgagor in order to obtain the final certificates of occupancy is to plant three (3) trees and obtain a final inspection certificate from the Forestry Department. In addition, the Mortgage Loan documents require that the Mortgagor shall cause such trees to be planted and diligently obtain the final unconditional certificates of occupancy for the Buildings in accordance with all applicable legal requirements.

28	With respect to each Mortgage Loan being sold by CIBX (Loan Nos. 6, 7, 8, 9, 10, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 29, 32, 33, 34, 35, 37, 39, 40, 41, 42, 44, 46, 47, 48)
(Recourse Obligations) – (a)(i) and (ii) – In lieu of the representations set forth in Sections 28(a)(i) and 28(a)(ii), the related Mortgage Loan documents provide that the Mortgage Loan becomes full recourse in the case of, among other things, any of the following events:  (i) if such Mortgagor files a voluntary bankruptcy petition (or takes similar voluntary action under any comparable state or federal law), or (ii) an involuntary bankruptcy petition is filed against the Mortgagor by such guarantor, or (in certain cases) by (among others) any person generally in control of such Mortgagor, or by any affiliate of either of them.

(b)(i)(A) – In lieu of the representation set forth in Section 28(b)(i)(A), the related Mortgage Loan documents provide for recourse as to losses and damages sustained in the case of misapplication, misappropriation or conversion of rents, insurance proceeds or condemnation awards by the related Mortgagor (and, in certain instances, also by the related guarantor, property manager and/or certain of their affiliates, employees or agents), to the full extent of the funds misapplied, misappropriated or converted, as applicable.

(b)(i)(B) – In lieu of the representation set forth in Section 28(b)(i)(B), the related Mortgage Loan documents provide for recourse as to losses and damages sustained in the case of any security deposits not delivered to lender upon foreclosure or action in lieu thereof (except to the extent

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception

applied in accordance with leases prior to a Mortgage Loan event of default), to the full amount of the security deposits not so delivered or applied.

(b)(ii) and (iii) - In lieu of the representations set forth in Sections 28(b)(ii) and 28(b)(iii), the related Mortgage Loan documents provide for recourse as to losses and damages sustained in the case of fraud or material misrepresentation by the Mortgagor or such guarantor.

The following additional exceptions apply:
28	Doubletree Hotel & Suites-Pittsburgh, PA (Loan No. 20)
(Recourse Obligations) – The related Mortgage Loan was made to the owner of a leasehold estate in the related Mortgaged Property, but secured by a lien encumbering both the fee estate (owned by a non-Single Purpose Entity affiliate) and the leasehold estate.  The related Mortgage Loan documents provide for recourse liability to the leasehold owner/borrower and to a related guarantor, but do not provide for recourse to the fee owner.

28	Long Leaf Mall (Loan No. 22)
(Recourse Obligations) – With respect to the matters set forth in Section 28(a)(iii), the recourse liability for transfers of the Mortgaged Property is limited by the following provision: “… as to any such transfer or conveyance that is a Lease (other than a Major Lease), Indemnitor shall have no liability hereunder unless such Lease (taken alone) has a material adverse effect on the value of the Property”.

28	The Illini Tower (Loan No. 10), Food Lion Portfolio (Loan No. 40), Cottonwood Building (Loan No. 41)
(Recourse Obligations) – With respect to the matters set forth in Section 28(b)(iv), the liability of the related Mortgagor and guarantor for breaches of the environmental covenants in the Mortgage Loan documents will terminate 24 months following repayment of the Indebtedness and/or foreclosure, if certain conditions more fully set forth in the related Mortgage Loan documents are satisfied.

30	The Court at Oxford Valley (Loan No. 7)	(Financial Reporting and Rent Rolls) – The Mortgage Loan documents do not require the Mortgagor to deliver audited financial statements.
30	55 John Street (Loan No. 8)	(Financial Reporting and Rent Rolls) – The Mortgage Loan documents do not require the Mortgagor to deliver audited financial statements.

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
30	Centre Market Building (Loan No. 9)	(Financial Reporting and Rent Rolls) – The Mortgage Loan documents only require that the annual financial statements be audited by a certified public accountant, not an independent accountant.
30	Doubletree Hotel & Suites-Pittsburgh, PA (Loan No. 20)
(Financial Reporting and Rent Rolls) – The related Mortgage Loan was made to the owner of a leasehold estate in the related Mortgaged Property, but secured by a lien encumbering both the fee estate (owned by a non-Single Purpose Entity affiliate) and the leasehold estate.  The related Mortgage Loan documents require such operating statements and balance sheet only from the borrower (leasehold estate owner), not the fee owner.

31	Lincoln Park Retail (Loan No. 6)
(Acts of Terrorism Exclusion) – A portion of the related Mortgaged Property is leased to Kohl’s Illinois, Inc. (“Kohl’s”; such lease, the “Kohl’s Lease”).  Kohl’s is required to obtain and maintain casualty and liability insurance in accordance with the terms of the Kohl’s Lease.  The Mortgage Loan documents provide that if (i) the Kohl’s Lease is in full force and effect, (ii) Kohl’s is current in regard to payment of rent and no other default beyond any applicable notice and cure period has occurred and is continuing under the Kohl’s Lease, and (iii) Kohl’s (or the guarantor, if any, of the tenant’s obligations under the Kohl’s Lease) is “investment grade” (as defined in the related Mortgage Loan documents) Kohl’s shall have the right to self-insure in respect of the portion of the Property demised under the Kohl’s Lease in accordance with the terms of the Kohl’s Lease.

31	Nittany Commons (Loan No. 34)
(Acts of Terrorism Exclusion) – The related Mortgage Loan documents permit the tenant known as Giant Food Stores (the “Specified Tenant”) to self-insure in respect of its demised premises so long as  (i) the Specified Tenant Lease is in full force and effect, (ii) the Specified Tenant is current in regard to payment of rent and no other default beyond any applicable notice and cure period has occurred and is continuing under the Specified Tenant Lease, and (iii) the Specified Tenant is investment grade.  The term “investment grade” shall mean that the Specified Tenant (a) is rated not less than “BBB-” (without any conditional rating, and not on ratings watch for a downgrade) by S&P (or the comparable

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception

ratings by Moody’s or Fitch), or such other rating from each such Rating Agency as shall then be its lowest investment-grade rating, and (b) is not rated lower than the minimum investment-grade rating then established by any other Rating Agency.

31	The Shoppes at Seven Oaks (Loan No. 47)
(Acts of Terrorism Exclusion) – The related Mortgage Loan documents provide that the Mortgagor is not required to expend per annum on premiums for insurance coverage for Acts of Terrorism an amount greater than two hundred percent (200%) of the premium for the all-risk insurance policy required pursuant to such Mortgage Loan documents.

32	The Court at Oxford Valley (Loan No. 7)
(Due on Sale or Encumbrance) – The related Mortgage Loan documents provide that the Mortgagor may obtain mezzanine loan financing, secured only by a pledge of equity interests in such Mortgagor (but not in any entity required to be an “SPE Component Entity” (as defined therein)), upon satisfaction of certain conditions more fully set forth in such Mortgage Loan documents (including, without limitation, a satisfactory intercreditor agreement, a Rating Confirmation, and specified economic parameters).

32	The Illini Tower (Loan No. 10)
(Due on Sale or Encumbrance) – The related Mortgage Loan documents provide that none of the following transfers violate the “due-on-sale” clause:  (1) the transfer of ownership interests in Campus Living Accommodation Company (USA) Limited, or in any entity which owns, directly or indirectly through one or more intermediate entities, an ownership interest in Campus Living Accommodation Company (USA) Limited, to a trust, the sole trustee of which is Campus Living Funds Management Limited, provided that Lender is given at least ten (10) days prior written notice of such Transfer; and (2) the transfer of ownership interests in Campus Living Land Trust (USA) or Campus Living Overseas Trust, provided that (x) the trustee for such trusts remains Campus Living Funds Management Limited and (y) Lender is given at least ten (10) days prior written notice of such transfer; and (3) while Campus Living Funds Management Limited is the trustee for any trust, any transfer of direct or indirect ownership interests in such trustee; and (4) the replacement of any individual serving as a manager or managing member of the related Mortgagor or a “Constituent Entity” of such Mortgagor so long as the

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
replacement individual is an executive of both “Guarantor” and “Contribution Lender” (as such quoted terms are defined therein).
32	Pine Tree Plaza (Loan No. 39)
(Due on Sale or Encumbrance) – The related Mortgage Loan documents provide that none of the following transfers violate the “due-on-sale” clause:  (A) Direct or indirect interests in such Mortgagor may be transferred without any fee to the holder of the related Mortgage Loan, and without the prior written consent of such holder and without the requirement of a Rating Confirmation with respect thereto (but with prior written notice as set forth below) on one or more occasions, provided that on each such occasion, both prior to and after giving effect to such transfer:  (a) Kimco Realty Corporation (“KRC”) shall own, directly or indirectly, at least fifteen percent (15%) of the ownership interests in such Mortgagor, and (b) KRC or Kimco Income REIT (“KIR”), controls such Mortgagor, and (B) direct or indirect interests in Kimco Income Operating Partnership, L.P. (“KIOP”) may be transferred or redeemed, and additional partners may be admitted into KIOP without any fee to such holder, and without the prior written consent of such holder and without the requirement of a Rating Confirmation with respect thereto (but with prior written notice to Lender as set forth below) on one or more occasions, provided that on each such occasion, both prior to and after giving effect to such transfer:  (a) KRC, or a direct or indirect wholly owned subsidiary thereof, shall at all times own, directly or indirectly, at least fifteen percent (15%) of the partnership interests in KIOP, and (b) KRC or KIR controls KIOP.

33	Doubletree Hotel & Suites-Pittsburgh, PA (Loan No. 20)
(Single-Purpose Entity) – The related Mortgage Loan was made to the owner of a leasehold estate in the related Mortgaged Property, but secured by a lien encumbering both the fee estate and the leasehold estate.  The related Mortgage Loan documents require that the borrower (the leasehold owner) be a Single-Purpose Entity, but the fee owner is not required to be a Single-Purpose Entity.

33	Doubletree Hotel & Suites-Pittsburgh, PA (Loan No. 20)	(Single-Purpose Entity) – No non-consolidation opinion was obtained in connection with the closing of this Mortgage Loan.

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
33	Bentonville Plaza (Loan No. 19), 20 & 25 Waterway (Loan No. 23) and Pine Tree Plaza (Loan No. 39)
(Single-Purpose Entity) – The related Mortgage Loan documents each provide that the related Mortgagor may keep books and records on a consolidated basis with certain parent entities, so long as the records of Mortgagor are readily identifiable as more fully set forth in such Mortgage Loan documents.

39	Centre Market Building (Loan No. 9)
(Rent Rolls; Operating Histories) – The Certified Operating Histories with respect to the related Mortgaged Property that were obtained prior to the origination of the Mortgage Loan were for calendar year 2008, calendar year 2009 and the first three (3) calendar quarters of 2010, together with projections for the fourth quarter of 2010.  Subsequently, the related Mortgage Loan Seller obtained operating statements for the calendar years 2010 and 2011.

40	Doubletree by Hilton JFK Airport (Loan No. 12)
(No Material Default; Payment Record) – A default arose under this Mortgage Loan as of August 1, 2011 by reason of the related Mortgaged Property failing to achieve a satisfactory “quality assurance” score from the related hotel franchisor.  Such default was cured to the Mortgage Loan Seller’s satisfaction as of February 24, 2012, when an “acceptable” score was achieved, as confirmed in writing by the franchisor.

42	Tanglewood Square Shopping Center (Loan No. 29)	(Organization of Mortgagor) – Mr. Richard Katz, one of three parties liable for the recourse carveouts in connection with this Mortgage Loan, was the subject of a personal bankruptcy filing in 1992.
44	With respect to each Mortgage Loan being sold by CIBX (Loan Nos. 6, 7, 8, 9, 10, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 29, 32, 33, 34, 35, 37, 39, 40, 41, 42, 44, 46, 47, 48)
(Lease Estoppels) – With respect to any Mortgage Loan secured by a multifamily property, the Mortgage Loan Seller makes no representation as to the status of any lease for residential occupancy of any multifamily units.

44	With respect to each Mortgage Loan being sold by CIBX (Loan Nos. 6, 7, 8, 9, 10, 12, 13, 14, 15, 16, 17,
(Lease Estoppels) – With respect to any Mortgage Loan as to which the General Services Administration of the United States of America, or any State government or governmental agency, is a tenant, a “Statement of Lease” from the relevant

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
18, 19, 20, 21, 22, 23, 24, 29, 32, 33, 34, 35, 37, 39, 40, 41, 42, 44, 46, 47, 48)
Contracting Officer of the General Services Administration (or similar instrument by a comparable officer of a State government or governmental agency) is included within the term “estoppel” as used herein, notwithstanding that such Statement of Lease (or similar instrument) provides by its terms that it does not bind the related Tenant.

44	Lincoln Park Retail (Loan No. 6)
(Lease Estoppels) – Kohl’s Illinois, Inc. (“Kohl’s”), a tenant at the related Mortgaged Property that represents approximately 68% of the in-place base rent for such Mortgaged Property, delivered a lease estoppel to the Mortgage Loan seller in connection with the closing of the Mortgage Loan stating, among other things, that recent changes to security measures previously employed by the Mortgagor constitute a breach of the Mortgagor’s obligations under the lease for the space demised by the Mortgagor to Kohl’s (the “Kohl’s Lease”).  In the Mortgage Loan documents, the Mortgagor expressly represents and warrants that no default exists under the Kohl’s Lease and the Mortgagor is in compliance with all the terms and conditions in the Kohl’s Lease, and further, the Mortgagor acknowledges that such representations are material representations under the Mortgage Loan for which the Mortgage Loan seller is relying on in making the Mortgage Loan.  In addition, the Mortgage Loan documents provide that the Mortgagor and the guarantor of the Mortgage Loan are personally liable for loss or damage suffered by the Mortgage Loan Seller thereunder as a result of any material misrepresentation.

44	Long Leaf Mall (Loan No. 22)
(Lease Estoppels) – Big Lots Stores, Inc. (“Big Lots”), a tenant at the related Mortgaged Property that represents approximately 14% of the in-place base rent for such Mortgaged Property, delivered a lease estoppel to the Mortgage Loan seller in connection with the closing of the Mortgage Loan stating, among other things, that Big Lots reserved its rights in regards to certain roof leaks alleged to have occurred at the related Mortgaged Property that constituted a default under the lease.  The Mortgage Loan documents include a guaranty by the related sponsors contemplating a springing recourse obligation in an amount equal to 25% of the amount of the related Mortgage Loan in the event that Big Lots terminates its lease due to such

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
default.
44	Hilltop Mall (Loan No. 32)
(Lease Estoppels) – Regis Corp. (“Regis”), a tenant at the related Mortgaged Property that represents approximately 2.6% of the in-place base rent for such Mortgaged Property, delivered a lease estoppel to the Mortgage Loan seller in connection with the closing of the Mortgage Loan stating, among other things, that it reserved its rights in regards to certain roof leaks alleged to have occurred at the related Mortgaged Property that constituted a default under the lease.  The Mortgage Loan documents include a covenant by the related Mortgagor to perform such repairs within ninety (90) days after the closing of the Mortgage Loan, and the Mortgagor deposited $5,000 as a reserve to be held until, among other things, the required repairs have been completed and Regis has delivered a lease estoppel that does not claim any such default.

45	With respect to each Mortgage Loan being sold by CIBX (Loan Nos. 6, 7, 8, 9, 10, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 29, 32, 33, 34, 35, 37, 39, 40, 41, 42, 44, 46, 47, 48)
(Appraisal) – As to each Mortgage Loan originated prior to June 30, 2011, except as noted below, there are two separate appraisals in the related Mortgage File, one of which has an appraisal date within 6 months of the Mortgage Loan origination date and a second of which has an appraisal date within 12 months of the Closing Date.

45	Plaza Centro (Loan No. 16)
(Appraisal) – The related Mortgage File contains only a single appraisal of the related Mortgaged Property, which is dated within 6 months of the Mortgage Loan origination date but more than 12 months prior to the Closing Date.

EXHIBIT D

FORM OF OFFICER’S CERTIFICATE

I, [______], a duly appointed, qualified and acting [______] of [CIBX Commercial Mortgage, LLC] [CIBC Inc.] (the “Company”), hereby certify as follows:

1.
I have examined the Mortgage Loan Purchase Agreement, dated as of June 29, 2012 (the “Agreement”), among the Company, [CIBX Commercial Mortgage, LLC] [CIBC Inc.] and J.P. Morgan Chase Commercial Mortgage Securities Corp., and to the best of my knowledge after due inquiry, all of the representations and warranties of the Company under the Agreement are true and correct in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

2.
To the best of my knowledge after due inquiry, the Company has complied with all the covenants and satisfied all the conditions on its part to be performed or satisfied under the Agreement on or prior to the date hereof and no event has occurred which, with notice or the passage of time or both, would constitute a default under the Agreement.

3.
I have examined the information regarding the Mortgage Loans in the Free Writing Prospectus Loan Detail (as defined in the Indemnification Agreement), and the other Time of Sale Information (as defined in the Indemnification Agreement), relating to the offering of the Certificates, and nothing has come to my attention that would lead me to believe that the  Free Writing Prospectus Loan Detail, when read in conjunction with the other Time of Sale Information, as of the Time of Sale (as defined in the Indemnification Agreement) or as of the date hereof, included or includes any untrue statement of a material fact relating to the Mortgage Loans, the related borrowers, the related mortgaged properties and/or the Seller or in the case of the Free Writing Prospectus Loan Detail, when read in conjunction with the other Time of Sale Information, omitted or omits to state therein a material fact necessary in order to make the statements therein relating to the Mortgage Loans, the related borrowers, the related mortgaged properties and/or the Seller, in light of the circumstances under which they were made, not misleading.

4.
I have examined the information regarding the Mortgage Loans in the Prospectus Supplement Loan Detail (as defined in the Indemnification Agreement) relating to the offering of the Certificates, and nothing has come to my attention that would lead me to believe that the Prospectus Supplement Loan Detail, as of the date of the Prospectus or the Private Placement Memorandum (as defined in the Indemnification Agreement), or as of the date hereof, included or includes any untrue statement of a material fact relating to the Mortgage Loans, the related borrowers, the related mortgaged properties and/or the Seller or omitted or omits to state therein a material fact necessary in order to make the statements therein relating to the Mortgage Loans, the related borrowers, the related mortgaged properties and/or the Seller, in light of the circumstances under which they were made, not misleading.

Capitalized terms used herein without definition have the meanings given them in the Agreement.

D-1

IN WITNESS WHEREOF, I have signed my name this [29th] day of June 2012.

[CIBC Inc.]

[CIBX COMMERCIAL MORTGAGE, LLC]

By:	BSSF COMMERCIAL MORTGAGE
MEMBER L.L.C., as a Member

By:
Name:
Title:

And By: CIBC INC., as a Member

By:
Name:
Title:

D-2